UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ATHIRA PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

(425) 620-8501

April 5, 2022

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2022 annual meeting of stockholders (together with any postponement, adjournments or other delays thereof, the “Annual Meeting”) of Athira Pharma, Inc. (the "Company"). The Annual Meeting will be held on May 19, 2022, at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 701 Fifth Ave, Suite 5100, Seattle, Washington 98104.

Our board of directors is soliciting proxies for the Annual Meeting. The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting. The proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We ask that you please read it carefully.

The proxy statement, accompanying WHITE proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, were first sent or given to our stockholders on or about April 5, 2022.

Please submit your proxy promptly via the Internet or telephone, or by mail.

Your vote at the Annual Meeting is especially important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. As you may know, Richard Kayne delivered notice of an intent to nominate himself and George W. Bickerstaff, III for election as directors at the Annual Meeting. While we do not know whether Mr. Kayne will in fact nominate himself and Mr. Bickerstaff or solicit proxies, you may receive solicitation materials from Mr. Kayne seeking your proxy to vote at the Annual Meeting. Our board of directors recommends that you disregard these materials. Our board of directors unanimously recommends a vote "for" the election of each of the board's nominees on the enclosed WHITE proxy card. Our board of directors urges you not to sign or return any blue proxy card sent to you by Mr. Kayne, even as a protest vote. Even if you have previously signed a blue proxy card sent to you by Mr. Kayne, you have every right to change your vote by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

If you have any questions, or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

Stockholders in the US or Canada may call toll-free at (877) 456-3510

Stockholders in other locations may call direct at +1 (412) 232-3651

Banks and brokers please call collect at (212) 750-5833

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On behalf of our board of directors, we would like to express our appreciation for your continued support of and interest in the Company.

Sincerely,

Mark Litton

President and Chief Executive Officer

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ATHIRA PHARMA, INC.

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the annual meeting of stockholders (together with any postponement, adjournments or other delays thereof, the “Annual Meeting”) of Athira Pharma, Inc. (the “Company”).

Time and Date	8:00 a.m., Pacific Time, on May 19, 2022.

Place	The offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 701 Fifth Ave, Suite 5100, Seattle, Washington 98104.

Items of Business

1.   To elect three Class II directors of the Company, each to serve for terms of three years and until their respective successors are elected and qualified, or until their earlier death, subject to earlier resignation or removal.

2.   To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.

3.   To vote on a resolution submitted by a stockholder of the Company to repeal any provision of the Company’s bylaws in effect at the time of the Annual Meeting that was not included in the Company’s bylaws as publicly filed with the Securities and Exchange Commission on or prior to February 18, 2022.

4.   To transact other business that may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The board of directors strongly and unanimously recommends that you vote on the WHITE proxy card “FOR” the election of the board’s independent nominees as Class II directors, “FOR” Proposal No. 2, and “AGAINST” Proposal No. 3. The board does NOT endorse the election of any nominee proposed by Mr. Kayne and strongly and unanimously urges you to NOT return any blue proxy card sent to you by Mr. Kayne.

Record Date	March 21, 2022.

Proxy Materials

The proxy statement, accompanying WHITE proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 were first sent or given to our stockholders on or about April 5, 2022. You should also have received a WHITE proxy card and postage-paid return envelope, through which your vote is being solicited on behalf of our board of directors.

All stockholders as of the record date are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (1) by accessing the Internet site described in the WHITE proxy card provided to you, (2) by calling the toll-free number on the WHITE proxy card provided to you, or (3) signing, dating and returning the WHITE proxy card. You are urged to complete and submit the enclosed WHITE proxy card even if your shares were sold after the record date.

If your shares of common stock are held in a brokerage account or by a broker, bank or other nominee (i.e., your shares are held beneficially in “street name”), you will receive a voting instruction form from the holder of record. You must provide voting instructions by completing the voting instruction form and returning it to your broker, bank or other nominee for your shares to be voted. We recommend that you instruct your broker, bank or other nominee to vote your shares using the WHITE voting instruction form. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.

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Voting

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy via the Internet or telephone or by mail as soon as possible.

Your vote (whether cast by you personally or by proxy) will be especially important at the Annual Meeting. As you may know, Richard Kayne has notified the Company that he intends to nominate himself and George W. Bickerstaff, III for election as directors at the Annual Meeting.  You may receive proxy solicitation materials from Mr. Kayne, including proxy statements and blue proxy cards. The board of directors recommends that you disregard them. We are not responsible for the accuracy of any information provided by or relating to Mr. Kayne or the nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Kayne, or any other statements that Mr. Kayne or his representatives have made or may otherwise make.

Signing, dating and returning any blue proxy card that Mr. Kayne may send to you, even with instructions to vote “withhold” with respect to Mr. Kayne’s nominees, will cancel any proxy that you have previously submitted. If you have previously submitted a blue proxy card sent to you by or on behalf of Mr. Kayne, you have every right to change your vote. You can revoke that proxy and vote for your board of directors’ nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card, or by submitting your proxy and voting instructions over the Internet or by telephone.

The board of directors strongly and unanimously recommends that you vote on the WHITE proxy card “FOR” the election of the board’s independent nominees as Class II directors. The board does NOT endorse the election of any nominee proposed by Mr. Kayne and strongly and unanimously urges you to NOT sign or return any blue proxy card sent to you by Mr. Kayne.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ACCORDINGLY, AFTER READING THE ACCOMPANYING PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS PROVIDED.  PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE ENCLOSED WHITE PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.

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Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in the Company.

By order of the Board of Directors,

Mark Litton
President and Chief Executive Officer
Bothell, Washington
April 5, 2022

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2022.

The proxy statement, the accompanying WHITE proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available free of charge at www.eproxyaccess.com/ATHA2022. Information on this website, other than this proxy statement, is not a part of this proxy statement.

Please sign, date and promptly return the enclosed WHITE proxy card in the envelope provided, or submit your proxy and voting instructions over the Internet or by telephone by following the instructions on the enclosed WHITE proxy card, so that you may be represented at the Annual Meeting.

********************

The accompanying proxy statement provides a detailed description of the business to be conducted at the Annual Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

If you have any questions concerning the business to be conducted at the Annual Meeting, would like additional copies of the proxy statement or if you need assistance voting your shares, please contact Innisfree M&A Incorporated, the Company’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders in the US or Canada may call toll-free at (877) 456-3510

Stockholders in other locations may call direct at +1 (412) 232-3651

Banks and brokers please call collect at (212) 750-5833

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OTHER MATTERS	48
Availability of Bylaws	48
Delinquent Section 16 Reports	48
2021 Annual Report	48
ANNEX A	49

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ATHIRA PHARMA, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held at 8:00 a.m., Pacific Time, on May 19, 2022

The board of directors of Athira Pharma, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Athira”), is soliciting proxies to be used at our 2022 annual meeting of stockholders (together with any postponement, adjournment or continuation thereof, the “Annual Meeting”). The Annual Meeting will be held on May 19, 2022, at 8:00 a.m., Pacific Time. The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 701 Fifth Ave, Suite 5100, Seattle, Washington 98104.

This proxy statement and the accompanying WHITE proxy card, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, will be first sent or given to stockholders on or about April 5, 2022.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the accompanying WHITE proxy card are furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting.

Your vote is very important.  Please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the enclosed WHITE proxy card, even if you plan to attend the Annual Meeting. If you hold your shares in an account at a broker, bank or other nominee, follow the instructions provided by your nominee to vote your shares. Voting your shares by proxy ensures that if you are unable to attend the Annual Meeting, your shares will be voted at the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•

Proposal No. 1: the election of three nominees as Class II directors of the Company, each to hold office until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

•	Proposal No. 2: the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.
•

Proposal No. 3: the repeal of any provision of the Company’s bylaws (the “Bylaws”) in effect at the time of the Annual Meeting that was not included in the Bylaws as publicly filed with the Securities and Exchange Commission (the “SEC”) on or prior to February 18, 2022.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each Class II director nominee named in this proxy statement (Proposal No. 1) (which nominees are Joseph Edelman, John M. Fluke, Jr. and Grant Pickering).
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal No. 2).
•

“AGAINST” the proposal to repeal any provision of the Bylaws in effect at the time of the Annual Meeting that was not included in the Bylaws as publicly filed with the SEC on or prior to February 18, 2022 (Proposal No. 3).

Is the Annual Meeting important?

Yes. As you may know, Richard Kayne has notified the Company that he intends to nominate himself and George W. Bickerstaff, III for election as directors at the Annual Meeting. You may receive proxy solicitation materials from Mr. Kayne, including proxy statements and blue proxy cards. The board of directors recommends that you disregard them.

Help support Athira’s progress and the important work that the board of directors is doing to continue to position Athira for success. To show your support for the board of directors, please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or use the telephone or Internet voting instructions on the enclosed WHITE proxy card to submit your proxy.

Who is Mr. Kayne?

Mr. Kayne is a private investor. Mr. Kayne has provided notice to the Company of his intent to nominate himself and Mr. Bickerstaff as director candidates for election to the board at the Annual Meeting. You may receive proxy solicitation materials from Mr. Kayne. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Kayne or any other statements that he may otherwise make.

The board does not endorse Messrs. Kayne or Bickerstaff and recommends that you vote “FOR” the board’s nominees, “FOR” Proposal No. 2, and “AGAINST” Proposal No. 3 using the enclosed WHITE proxy card (or by following the telephone or Internet voting instructions on the enclosed WHITE proxy card). The board urges you to disregard any materials and NOT to sign, return or vote using any blue proxy card sent to you by or on behalf of Mr. Kayne. Voting to “withhold” with respect to any of Mr. Kayne’s nominees on a blue proxy card is not the same as voting for the board’s nominees, because a vote to “withhold” with respect to any of Mr. Kayne’s nominees on a blue proxy card will revoke any WHITE proxy card that you may have previously submitted. To support the board’s nominees, you should vote “FOR” the board’s nominees on the WHITE proxy card. If you vote, or have already submitted a vote, using any blue proxy card provided by or on behalf of Mr. Kayne, you have the right to change your vote by following the instructions on the enclosed WHITE proxy card to vote by Internet or telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage pre-paid envelope provided or by voting at the Annual Meeting. Only your latest-dated proxy will count.

Why did I receive different colored proxy cards?

As discussed in the previous question, Mr. Kayne has notified us that he intends to nominate candidates for election as directors at the Annual Meeting. We have provided you with the enclosed WHITE proxy card. Mr. Kayne may send you a blue proxy card. The board recommends only using the enclosed WHITE proxy card to vote “FOR” the board’s nominees for election as directors. The board also recommends that you disregard any blue proxy cards you may receive.

Your shares may be owned through more than one brokerage or other share ownership account. In order to vote all of the shares that you own, you must use each WHITE proxy card you receive in order to vote with respect to each account by Internet, by telephone or by signing, dating and returning the WHITE proxy card in the postage pre-paid envelope provided.

If Mr. Kayne proceeds with his previously announced nominations, the Company will likely conduct multiple mailings prior to the Annual Meeting to ensure that stockholders have the Company’s latest proxy information and materials to vote. The Company will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every WHITE proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by the board, then you should only submit WHITE proxy cards.

What should I do if I receive proxy materials from Mr. Kayne?

Our board does NOT endorse Messrs. Kayne or Bickerstaff for election as directors and urges you to vote using the WHITE proxy card. Our board urges you NOT to vote any blue proxy card sent to you by Mr. Kayne.

Voting to “withhold” with respect to Messrs. Kayne or Bickerstaff on their blue proxy card is not the same as voting for our board’s nominees. This is because a vote to “withhold” with respect to Mr. Kayne or Mr. Bickerstaff on their blue proxy card will revoke any previous proxy submitted by you. Do not return any blue proxy card sent to you by Mr. Kanye, even as a protest vote.

If you have already voted using a blue proxy card sent to you by Mr. Kayne, you have every right to change your vote. We urge you to revoke that proxy by voting in favor of our board’s nominees by using the enclosed WHITE proxy card. Only the latest-dated and validly executed proxy that you submit will count. If you hold your shares in an account at a broker, bank or other nominee, follow the instructions provided by your nominee to change your vote.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on March 21, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 37,624,058 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors. We do not have any outstanding shares of preferred stock.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Inc., then you are considered the stockholder of record with respect to those shares, and this proxy statement was sent directly to you by us. As a stockholder of record, you have the right to grant your proxy directly to the individuals listed on the enclosed WHITE proxy card or to vote by ballot at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.” Only stockholders of record as of March 21, 2022, are entitled to notice of and to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a complete list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting. If you would like to view the list, please contact our corporate secretary to schedule an appointment by calling (425) 620-8520 or writing to him at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. As a beneficial owner, you are also invited to attend the Annual

Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee giving you the right to vote the shares. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

What should I know about attending the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder as of the record date, a proxy holder for such a stockholder, or an invited guest of the Company. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the beneficial owner of your shares, you also will need proof of ownership as of the record date to be admitted to the Annual Meeting, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your bank, broker, dealer or other nominee, or similar evidence of ownership. For security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. All attendees must be fully vaccinated against COVID-19, and comply with applicable COVID-19 protocols that may be required to access the meeting site. Cameras and recording devices will not be permitted at the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting. Although we are planning to hold the Annual Meeting in person, we reserve the right to change that intention depending on, among other things, local public health measures.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the three nominees with the largest number of FOR votes are elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of a WITHHOLD vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, requires the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum. However, neither broker non-votes nor abstentions will be considered votes cast for or against this proposal. Accordingly, broker non-votes and abstentions will have no impact on the outcome of this proposal.

•

Proposal No. 3: Amendments to the Bylaws require different levels of affirmative approval by our stockholders depending on the provision of the Bylaws being amended. There have been no amendments to the Bylaws since September 22, 2020. Athira has not amended the Bylaws since September 22, 2020. An amendment to the Bylaws that is approved by our stockholders must be approved by the affirmative vote of a majority of the voting power of the shares cast, affirmatively or negatively. However, the amendment of Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or Article X of the Bylaws (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other Bylaw) (the “Specified Provisions”) requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class. Other than with respect to the Specified Provisions, broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, but neither broker non-votes nor abstentions will be considered votes cast for or against this proposal. For the Specified Provisions, broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum, and will have the effect as a vote AGAINST this proposal.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under the Bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, withheld votes and broker non-votes, if any, are counted as present and entitled to vote for purposes of determining a quorum. Whether or not a quorum exists, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•	By Internet following the instructions and using the control number provided on your WHITE proxy card.
•	By telephone using the numbers provided on your WHITE proxy card.
•

By signing, dating and returning your WHITE proxy card in the postage-paid envelope provided, or mailing it to: Athira Pharma, Inc., c/o 200 Business Park Circle, Suite 112, Saint Augustine, Florida 32095. Your proxy card must be received prior to the Annual Meeting.

•	By attending the Annual Meeting and voting by ballot.

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. You must follow the instructions provided by your broker, bank or other nominee in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, then you may not vote your shares by ballot at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

With respect to the proxy solicitation for the Annual Meeting, because of the potentially contested nature of this year’s solicitation, your broker will not have discretion to vote your shares on any proposal presented at the Annual Meeting unless you provide specific instructions to your broker as to how your shares are to be voted. If you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote, your broker will not have discretion to vote your shares.

If you are a stockholder of record and fail to timely return your proxy card, vote over the Internet or by telephone, or vote by ballot at the Annual Meeting, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a stockholder of record and you return, in a timely manner, a properly executed WHITE proxy card without indicating how you wish to vote, your shares will be voted in accordance with the recommendation of the board of directors.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy, even if you have already voted using the blue proxy card sent to you by Mr. Kayne, before the Annual Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;
•

delivering a written notice of revocation to our corporate secretary at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or

•	attending and voting by ballot at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What is the effect of giving a proxy?

Proxies are being solicited by and on behalf of our board of directors. Glenna Mileson, our Chief Financial Officer, Rachel Lenington, our Chief Operating Officer, and Mark Worthington, our General Counsel and Corporate Secretary, have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the WHITE proxy card is dated and signed but no specific instructions are given, then the shares will be voted in accordance with the recommendation of our board of directors. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares.

Who will count the votes?

A representative of First Coast Results, Inc. will tabulate the votes and act as inspector of election.

How can I contact Athira’s transfer agent?

You may contact our transfer agent, Computershare Inc., by telephone at (800) 736-3001, or by writing Computershare Inc., P.O. Box 505000, Louisville, KY 40233. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.computershare.com/investor.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of these proxy materials. By signing, dating and returning the WHITE proxy card, or by submitting your proxy over the Internet or by telephone using the instructions found on the WHITE proxy card, you are authorizing the persons named as proxies to vote your shares at the Annual Meeting as you have instructed. Proxies will be solicited on behalf of the board of directors by the Company’s directors, director nominees, and certain executive officers and other employees of the Company. Such persons are listed in Annex A to this proxy statement.

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of Athira’s proxy materials. Copies of our solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

As a result of the proxy contest initiated by Mr. Kayne, we may incur additional costs in connection with the solicitation of proxies. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which fee is not expected to exceed $400,000 in total. That firm expects that approximately 40 of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year may substantially exceed those normally spent for an annual meeting of stockholders. Such additional costs are expected to aggregate to approximately $1.5 million. These additional solicitation costs are expected to include: the fee payable to our proxy solicitor; fees of outside counsel to advise us in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of common stock; and the costs of retaining an independent inspector of election.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, then we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials and the 2021 Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials and the 2021 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of these proxy materials or the 2021 Annual Report, stockholders may contact us at the following address and telephone number:

Athira Pharma, Inc.

Attention: Investor Relations

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

Tel: (425) 620-8501

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

If a stockholder would like us to consider including a proposal in our proxy statement for next year’s annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 6, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Athira Pharma, Inc.

Attention: Corporate Secretary

18706 North Creek Parkway, Suite 104

Bothell, Washington 98011

The Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before next year’s annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in the Bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., local time, on January 19, 2023, and
•	no later than 5:00 p.m., local time, on February 18, 2023.

If we hold our 2023 annual meeting more than 25 days before or after the one-year anniversary of this year’s Annual Meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2023 annual meeting, and
•	no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Who should I contact if I have questions?

Innisfree M&A Incorporated is assisting us with our effort to solicit proxies. If you have additional questions about the election of directors, other matters to be voted on at the Annual Meeting, this Proxy Statement or the Annual Meeting, or if you need assistance voting your shares, please contact:

Innisfree M&A Incorporated

Stockholders in the US or Canada may call toll-free at (877) 456-3510

Stockholders in other locations may call direct at +1 (412) 232-3651

Banks and brokers please call collect at (212) 750-5833

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NOMINEES ON PROPOSAL NO. 1 (WHICH NOMINEES ARE JOSEPH EDELMAN, JOHN M. FLUKE, JR., AND GRANT PICKERING), “FOR” PROPOSAL NO. 2 AND “AGAINST” PROPOSAL NO. 3 USING THE ENCLOSED WHITE PROXY CARD.

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY MR. KAYNE, EVEN AS A PROTEST VOTE.

BACKGROUND OF THE SOLICITATION

Athira is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and slow neurodegeneration. With our product candidates, we aim to provide rapid cognitive improvement and alter the course of neurological diseases, leveraging our novel mechanism of action. Our approach is designed to augment neuronal growth factor signaling through the hepatocyte growth factor/MET, or HGF/MET, a naturally occurring, repair and regenerative system. Our pipeline is built from our proprietary drug discovery platform, and consists of a series of small molecules that are designed to target either (1) the central nervous system by crossing the blood brain barrier or (2) the peripheral nervous system.

We are currently conducting Phase 2/3 clinical trials for our lead drug candidate. We expect to announce topline data from our Phase 2 clinical trial in the second quarter of 2022.

On June 16, 2021, our board of directors established an independent special committee to investigate and evaluate allegations of impropriety in connection with certain of Dr. Leen Kawas’s research papers while she was a Ph.D. student at Washington State University. Dr. Kawas helped found Athira and, at the time of our investigation, was our chief executive officer and president.

During the course of its investigation, the special committee, with the assistance of independent outside counsel, determined that Dr. Kawas altered images in her 2011 doctoral dissertation and at least four research papers that she co-authored while she was a graduate student at Washington State University (“WSU”), which papers were published between 2011 and 2014. WSU has undertaken a review of these claims of potential research misconduct. We cannot predict when WSU’s investigation will be completed or what conclusions WSU will reach.

On October 18, 2021, Dr. Kawas submitted her resignation as president and chief executive officer of Athira and as a member of the board of directors, effective October 18, 2021. Concurrently with Dr. Kawas’ resignation, the board of directors appointed Mark Litton, Ph.D., MBA as our president and chief executive officer, and Rachel Lenington, MBA, as our chief operating officer. Dr. Litton was also appointed to the board of directors. Dr. Litton has over 25 years of experience in the biopharmaceutical industry, serving in C-suite roles at three publicly traded companies. Prior to his appointment as our president and chief executive officer and as a director, Dr. Litton carried out the day-to-day responsibilities of president and chief executive officer of Athira since June 2021, and served as our chief operating officer since July 2019.

Following Dr. Kawas’ resignation, members of our board of directors and management team continued to meet from time to time with Dr. Kawas, in her capacity as a stockholder, to better understand her perspectives on Athira.

Mr. Kayne first invested in Athira prior to our initial public offering in September 2020. From time to time subsequent to the initial public offering, members of our board of directors and management team met with Mr. Kayne, in his capacity as a stockholder, to better understand his perspectives on Athira. Following Dr. Kawas’ resignation, Mr. Kayne repeatedly expressed his strong desire to see Dr. Kawas have a substantive role at Athira, including by serving as a consultant to Athira. Mr. Kayne also repeatedly expressed his belief that Dr. Litton was not the right individual to serve as our chief executive officer, as well as his concerns about the manner in which Athira management was pursuing various clinical trials for our drug candidates.

On January 27, 2022, Grant Pickering was appointed as a member of the board of directors. Mr. Pickering has over 30 years of experience across vaccines and immunotherapeutic drug development and commercialization, and has led the successful formation and financing of multiple platform companies. Mr. Pickering was first identified as a potential director by Mr. Kayne, and Mr. Pickering was appointed to the board with Mr. Kayne’s knowledge and support.

By February 2022, Mr. Kayne’s communications with members of our board of directors had become more strident. Members of our board of directors continued to meet regularly with Mr. Kayne in recognition of his reputation as an investor and his status as one of our stockholders. At several points in these conversations, Mr. Kayne expressed his desire to join the board of directors and the possibility that he might commence a proxy contest to accomplish that objective.

On February 25, 2022, we received notice from Mr. Kayne that he intended to nominate himself and Mr. Bickerstaff for election as directors at the Annual Meeting. In his nomination notice, Mr. Kayne disclosed that he is the beneficial owner of 1,690,024 shares of our common stock, or approximately 4.52% of the outstanding shares of common stock. Mr. Kayne disclosed to the Company that he and Dr. Kawas are partners in Propel Bio Partners, LP, a private equity fund focused on investments in life sciences businesses. Mr. Kayne also disclosed that he will pay $100,000 in cash to Mr. Bickerstaff in connection with Mr. Bickerstaff serving as one of Mr. Kayne’s nominees.

On February 28, 2022, the board of directors met and discussed Mr. Kayne’s nomination notice.

Following receipt of Mr. Kayne’s nomination notice, members of our board of directors spoke frequently with Mr. Kayne; these conversations have continued through the date of this proxy statement. During these conversations, Mr. Kayne repeatedly advocated for (1) his appointment to the board; (2) a formal consulting relationship between Athira and Dr. Kawas that would give her a day-to-day role in clinical development activities; (3) the immediate termination of Dr. Litton as our chief executive officer (or the commencement of a search process to find Dr. Litton’s replacement); and (4) various changes in the manner in which we were pursuing our clinical trials. Mr. Kayne also expressed concerns over capital allocation matters.

On March 4, 2022, the board of directors met and discussed Mr. Kayne’s nomination notice.

On March 7, 2022, Mr. Kayne provided our board of directors with a letter noting his perspectives on Athira.

On March 8, 2022, the board of directors met and discussed Mr. Kayne’s nomination notice and letter.

On March 8, 2022, Mr. Kayne delivered a letter to the Company requesting the inspection of certain stockholder list materials and related information pursuant to Section 220 of the Delaware General Corporation Law (the “Books and Records Demand”). Mr. Kayne made a separate request to inspect a variety of confidential materials, including related to the investigation of Dr. Kawas.

On March 9, 2022, members of the board of directors spoke with Mr. Kayne. During this conversation, they committed to interviewing Mr. Bickerstaff.

During the week of March 13, 2022, representatives of Athira spoke with representatives of Mr. Kayne on multiple occasions. In these conversations, the representatives of Athira expressed an openness on the part of the board of directors to finding a resolution to Mr. Kayne’s proxy contest and a desire to better understand Mr. Kayne’s fundamental demands (which were not always consistent). The representatives of Mr. Kayne repeatedly stated that (1) Mr. Kayne should be appointed to the board of directors; (2) a formalized role at Athira for Dr. Kawas was needed; and (3) Dr. Litton should be replaced immediately as our chief executive officer. These conversations were always hypothetical in nature and the representatives of Athira made clear on multiple occasions that any resolution to Mr. Kayne’s proxy contest would require the approval of our board of directors.

On March 15, 2022, we responded to the Books and Records Demand.

On March 16, 2022, Barbara Kosacz, one of our directors and chair of the nominating and corporate governance committee, met with Mr. Bickerstaff to discuss his credentials and interest in joining our board of directors.

On March 18, 2022, the board of directors met and discussed the possibility of a proxy contest at the Annual Meeting. The board of directors determined that it wished to continue to explore possible negotiated resolutions to Mr. Kayne’s proxy contest and requested that Kelly A. Romano, the chairwoman of the board of directors, continue her discussions with Mr. Kayne to try to resolve his proxy contest.

At the board meeting on March 18, 2022, Michael Panzara, M.D. was appointed as a member of the board of directors. Dr. Panzara has over 20 years of biopharmaceutical industry experience developing therapies for neurological disorders.

On March 18, 2022, Mr. Kayne and Dr. Kawas publicly announced that Propel Bio Partners, LP had commenced operations.

On March 22, 2022, Ms. Romano and Mr. Kayne spoke. During this conversation, Mr. Kayne continued to insist on the replacement of Dr. Litton as our chief executive officer and a formalized role for Dr. Kawas.

On March 22, 2022, Ms. Romano met with Mr. Bickerstaff to discuss his credentials and interest in joining our board of directors.

On March 23, 2022, the nominating and corporate governance committee met and considered Messrs. Kayne and Bickerstaff for possible inclusion on the board’s slate of director nominees at the Annual Meeting. The nominating and corporate governance committee determined not to recommend either Mr. Kayne or Mr. Bickerstaff for inclusion on the board’s slate of director nominees.

On March 23, 2022, the board of directors met and discussed the possibility of a proxy contest at the Annual Meeting. The board of directors determined that it did not support any role for Dr. Kawas at Athira. The board of directors noted its support for Dr. Litton as our chief executive officer. The board of directors approved the recommendation of the nominating and corporate governance committee regarding the composition of its slate of director nominees at the Annual Meeting. The board of directors also authorized representatives of Athira to continue to explore other resolutions to Mr. Kayne’s proxy contest with representatives of Mr. Kayne.

On March 24, 2022, representatives of Athira spoke with representatives of Mr. Kayne in an effort to find a resolution to Mr. Kayne’s proxy contest. During this conversation, the representatives of Athira proposed a possible resolution to Mr. Kayne’s proxy contest in which a new director would join our board of directors, and Mr. Kayne would have input into the identity of that individual.

On March 25, 2022, Athira filed a preliminary proxy statement with the SEC.

Following the filing of our preliminary proxy statement, members of our board of directors spoke with Mr. Kayne on multiple occasions regarding possible resolutions to Mr. Kayne’s proxy contest.

On March 28, 2022, we received notice from Mr. Kayne that he increased his beneficial ownership of our common stock to 1,795,024 shares, or approximately 4.77% of the outstanding shares of common stock.

On April 5, 2022, Athira filed a definitive proxy statement with the SEC.

We are disappointed that Mr. Kayne has chosen to pursue a costly and distracting proxy fight. Athira’s board and leadership team are focused on doing what is right for our Company, our stockholders, and our patients and their caregivers. Athira’s highest priority is advancing our lead drug candidate through clinical trials and securing regulatory approval for the treatment of Alzheimer’s disease, which impacts as many as 35 million people worldwide. We do not believe that a proxy fight is in the best interests of our Company or our stockholders.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of eight directors, seven of whom are independent under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of our directors and director nominees:

						Expiration of
					Current	Term for
				Director	Term	Which
Name	Class	Age	Position	Since	Expires	Nominated
Nominees for Director
Joseph Edelman(1)(2)	II	66	Director	2020	2022	2025
John M. Fluke, Jr.(1)(3)	II	79	Director	2014	2022	2025
Grant Pickering(2)	II	54	Director	2022	2022	2025
Continuing Directors
Kelly A. Romano(3)	III	60	Chairwoman of the Board	2020	2023	—
James A. Johnson(2)(4)	III	65	Director	2020	2023	—
Barbara Kosacz(5)(6)	I	64	Director	2021	2024	—
Michael Panzara	I	54	Director	2022	2024	—
Mark Litton, Ph.D.	I	54	President, Chief Executive Officer and Director	2021	2024	—

(1)	Member of the nominating and corporate governance committee.
(2)	Member of the compensation committee
(3)	Member of audit committee.
(4)	Chairman of the audit committee.
(5)	Chairwoman of the compensation committee.
(6)	Chairwoman of the nominating and corporate governance committee.

Nominees for Director

Joseph Edelman has served on our board of directors since May 2020. Mr. Edelman is founder, chief executive officer, and portfolio manager of Perceptive Advisors, positions that he has held since July 1999. Prior to founding Perceptive Advisors, Mr. Edelman was a senior analyst at Aries Fund, a Paramount Capital Asset Management biotechnology hedge fund, from 1994 through 1998. Prior to that position, Mr. Edelman was a senior biotechnology analyst at Prudential Securities from 1990 to 1994. Mr. Edelman started his career in the healthcare sector of the securities industry as a biotechnology analyst at Labe, Simpson from 1987 to 1990. Mr. Edelman earned an M.B.A. from New York University in 1986 and a B.A., magna cum laude, in psychology from the University of California San Diego in 1978. We believe that Mr. Edelman’s experience as a board member and investor in many successful biotechnology companies qualifies him to serve on our board of directors.

John M. Fluke, Jr. has served on our board of directors since December 2014. Mr. Fluke is chairman of Fluke Capital Management, L.P., which he founded in 1976, and was chairman and chief executive officer of the John Fluke Manufacturing Co. until 1990. Mr. Fluke previously served on the boards of PACCAR Inc., CellCyte Genetics Corporation, Cell Therapeutics, Primus International, and American Seafoods Group. Mr. Fluke is a current trustee of the Greater Seattle Chamber of Commerce (formerly serving as its chairman), and previously served as chairman of the Washington State China Relations Council and a trustee emeritus of the Museum of Flight. He also previously served as chairman of the

Washington Technology Center at the University of Washington, which is an organization responsible for managing technology transfers from public universities in Washington state to the private sector for commercialization. Mr. Fluke has also served as chairman of the trustees of Junior Achievement of Washington and president of the Seattle Council of Boy Scouts of America. Mr. Fluke earned an M.S. in electrical engineering from Stanford University in 1966 and a B.S. in electrical engineering from the University of Washington in 1964. We believe that Mr. Fluke’s extensive leadership experience and background as an investor in many successful companies qualifies him to serve on our board of directors.

Grant Pickering has served on our board of directors since January 2022. Mr. Pickering co-founded and has served as chief executive officer and as a member of the board of directors at Vaxcyte, Inc., a publicly traded biotechnology company, since November 2013. Mr. Pickering also served as strategic advisor at Atreca, Inc., a publicly traded biotechnology company, from May 2013 to April 2015. Prior to joining Vaxcyte, Mr. Pickering was chief executive officer of Mymetics Corporation, a publicly traded biotechnology company. Prior to that, Mr. Pickering served as executive-in-residence at Kleiner Perkins, a venture capital firm, while serving as the chief executive officer and as a member of the board of directors at Juvaris BioTherapeutics, Inc., a biopharmaceutical company, since March 2008. Prior to that he served as senior vice president of operations of Dendreon Corporation, a publicly traded biotechnology company. Mr. Pickering earned an M.B.A. from Georgetown University in 1997 with high honors and a B.S. in marketing from Penn State University in 1989. We believe that Mr. Pickering’s experience in the healthcare, biopharmaceutical, and biotechnology industries qualifies him to serve on our board of directors.

Continuing Directors

Kelly A. Romano has served as chairwoman of our board of directors since August 2021 and as a member of our board of directors since December 2020.  Ms. Romano brings over 30 years of executive operating experience in technology, with a background in commercial buildings and aerospace. Ms. Romano is the chief executive officer of BlueRipple Capital, LLC, a consultancy firm she founded in May 2018. In addition to her role at BlueRipple Capital, LLC, Ms. Romano is an operating partner at AE Industrial Partners, a private equity firm focused on aerospace and industrial investments, where she has served since August 2020. Ms. Romano has also served on the Executive Advisory Board at Gryphon Investors, a middle-market private equity firm, since December 2016. Previously, she spent 32 years working at United Technologies Corp. (UTC) and held a number of senior executive global positions, including president of Intelligent Building Technologies in UTC Building & Industrial Systems and president of Building Systems & Services at Carrier Corporation. Ms. Romano is also a member of several boards of directors, including UGI Corporation and Dorman Products, Inc., and is co-chair of the board of directors at Potter Electric Signal. Ms. Romano holds a bachelor's degree in business administration from the State University of New York at Buffalo, an MBA degree from Syracuse University, and is a graduate of the Northwestern University Kellogg School of Management's Corporate Board Governance Executive Program, as well as senior executive programs at Darden School of Management, University of Virginia. We believe that Ms. Romano’s executive operating experience and aptitude for understanding growing companies qualifies her to serve on our board of directors.

James A. Johnson has served on our board of directors since August 2020. Mr. Johnson previously served as the chief financial officer of Nohla Therapeutics, a cell therapy company, from January 2018 to August 2019. Prior to Nohla, Mr. Johnson served as the chief financial officer of NanoString Technologies, a publicly held provider of life science tools for translational research and molecular diagnostics, from October 2012 to December 2017. During his tenure as chief financial officer at NanoString, Mr. Johnson oversaw strategic and corporate finance activities from private stage through the company’s initial public offering and additional rounds of financing, marking the third initial public offering in his career as a chief financial officer. Prior to joining NanoString, Mr. Johnson served as chief financial officer of Relypsa, Inc., a clinical-stage biopharmaceutical company. Prior to Relypsa, Mr. Johnson served for nearly 10 years as chief financial officer of ZymoGenetics, Inc., until the company was acquired by Bristol-Myers Squibb in October 2010. Previously, he served for seven years as chief financial officer of Targeted Genetics Corporation (now Armata Pharmaceuticals) and as Vice President of Finance at Immunex Corporation during its evolution from product development to commercial operations. Mr. Johnson received a B.A. in business administration from the University of Washington in 1979. We believe that Mr. Johnson’s depth of experience in the biopharmaceuticals industry, including as chief financial officer of a number of publicly traded biopharmaceutical companies, qualifies him to serve on our board of directors.

Barbara Kosacz has served on our board of directors since March 2021. Ms. Kosacz has served as chief operating officer and general counsel at Kronos Bio, Inc., a clinical-stage biopharmaceutical company, since July 2020. Prior to joining Kronos Bio, Ms. Kosacz was a partner at Cooley LLP from January 1997 to December 2000, and again from February 2002 until July 2020, where she led the international life sciences practice. Ms. Kosacz has more than 25 years of experience in counseling clients in the life sciences arena, ranging from early stage startups to larger public companies, venture funds, investment banks, and non-profit institutions. She has served as a member of the BIO Emerging Companies’ Section Governing Board, is a member of the Board of Trustees of the Keck Graduate Institute, an advisory board member of Locust Walk Partners, and has been a speaker at multiple life sciences-related conferences, as well as guest lecturer at the University of California, Berkeley, Stanford University, Columbia University, and the University of Pennsylvania about biotechnology law, biotech business models, corporate partnering negotiations and deal structures, and bioethics. Recognized by Best Lawyers in America since 2008 and most recently as Biotechnology Lawyer of the Year in 2018, Ms. Kosacz was listed as a “leading lawyer” for healthcare and life sciences in the 2018 Legal 500, as a “Band 1” attorney in the 2018 edition of Chambers USA: America’s Leading Lawyers for Business and recognized as a “highly recommended transactions” lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” Ms. Kosacz is a member of the board of directors of XOMA Corp., a public biotechnology royalty aggregation company, and Phoenix Biotech Acquisition Corp., a blank check company formed for the purpose of acquiring or merging with one or more businesses. Ms. Kosacz received her B.A. from Stanford University and her J.D. from the University of California, Berkeley School of Law. We believe that Ms. Kosacz’s extensive experience as an advisor to life sciences companies qualifies her to serve on our board of directors.

Michael Panzara, M.D., M.P.H., has served on our board of directors since March 2022. Dr. Panzara has served as chief medical officer and head of therapeutics discovery and development at Wave Life Sciences Ltd., a publicly traded genetic medicines company, since May 2020, where he previously served as chief medical officer from November 2018 to May 2020 and as franchise lead of neurology from July 2016 to November 2018. Prior to joining Wave Life Sciences, Dr. Panzara served in various roles at Sanofi Genzyme, including most recently as head of multiple sclerosis, neurology and ophthalmology therapeutic area for global development. Dr. Panzara has held numerous other positions in the healthcare and biopharmaceutical industries, including vice president and chief medical officer in neurology at Biogen, and instructor in neurology at Harvard Medical School with clinical appointments at Brigham & Women’s Hospital and Massachusetts General Hospital. Dr. Panzara earned an M.P.H from Harvard University in 2002, an M.D. from Stanford University in 1994, and a B.A. in biology from the University of Pennsylvania in 1989. We believe that Dr. Panzara’s extensive experience in the healthcare and biopharmaceutical industries qualifies him to serve on our board of directors.

Mark Litton, M.B.A., Ph.D., has served as our president and chief executive officer and member of our board of directors since October 2021 and previously served as our chief operating officer since July 2019. Prior to joining us, Dr. Litton served as the president and chief operating officer of Alpine Immune Sciences, Inc., a publicly traded biotechnology company, from August 2018 to April 2019. Dr. Litton served as the chief business officer, treasurer, and secretary from 2004 to 2018 of Alder BioPharmaceuticals, Inc., a publicly traded biopharmaceutical company co-founded by Dr. Litton in 2004, which was acquired by Lundbeck A/S in October 2019. From 1999 to 2004, Dr. Litton served as vice president of business development for Celltech Group, where he was responsible for securing, commercializing, and partnering on numerous novel discoveries and therapeutic programs. In 1999, Dr. Litton joined Celltech Group as an employee of Chiroscience Group plc and was later promoted to vice president of business development after Chiroscience’s merger with Celltech Group in 1999. From 1997 to 1999, Dr. Litton served as the manager of business development for Ribozyme Pharmaceuticals Inc. (now Sirna Therapeutics, Inc.), a biopharmaceutical company and wholly owned subsidiary of Alnylam Pharmaceuticals, Inc., where he helped form relationships with Eli Lilly and Company, Roche Bioscience and GlaxoWellcome plc (now GlaxoSmithKline plc) a biopharmaceutical company. From 1991 to 1994, Dr. Litton served as a research associate for DNAX Research Institute, a research facility of Schering-Plough (now Merck & Co., a publicly traded pharmaceutical company). Dr. Litton earned a Ph.D. in immunology from Stockholm University in 1997, an M.B.A. from Santa Clara University in 1994 and a B.A. in biochemistry and molecular biology from the University of California Santa Cruz in 1990. We believe that Dr. Litton’s experience in the biopharmaceutical industry and the perspective and experience he brings as our chief executive officer qualifies him to serve on our board of directors.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, the rules of the Nasdaq Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Dr. Litton, none of our directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market. Our board of directors also determined that Mr. Johnson, Mr. Fluke and Ms. Romano, who comprise our audit committee; Ms. Kosacz, Mr. Edelman, Mr. Johnson and Mr. Pickering, who comprise our compensation committee; and Ms. Kosacz, Mr. Edelman and Mr. Fluke, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of the Nasdaq Global Select Market. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Ms. Romano serves as the chairwoman of the board of directors, and Dr. Litton serves as our president and chief executive officer. The roles of chief executive officer and chairperson of the board of directors are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to make a determination regarding the separation or combination of these roles each time it elects a new chairperson or appoints a chief executive officer, based on the relevant facts and circumstances applicable at such time. Our board has determined it is in the best interests of our stockholders to continue to maintain an independent chairperson to allow Dr. Litton to focus on his primary responsibility for the operational leadership and strategic direction of our company. Our corporate governance guidelines provide that if our board of directors does not have an independent chairperson, the board of directors will appoint a lead independent director.

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risks that the Company faces, and our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2021, our board of directors held twelve meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, we encourage, but do not require, directors to attend. Each person who was a member of our board of directors as of such date attended our 2021 annual meeting.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis. These executive sessions are chaired by Kelly Romano, our chairwoman of the board.

Board Diversity

Our board and nominating and corporate governance committee are committed to diversity of experience, gender, race and ethnicity, and seek to ensure that there is diversity of thought among our directors. The Company believes that diversity of thought stems from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set, and geographic representation. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, abilities, and stockholder and community representation that will allow the board to fulfill its responsibilities.

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least two diverse directors, including one who self-identifies as female and one who self-identifies as either an under-represented minority or LGBTQ+. Smaller reporting companies satisfy this requirement where the second diverse director self-identifies as female, LGBTQ+, or an underrepresented minority. In this regard, Kelly Romano and Barbara Kosacz are each female. Accordingly, the Company would be in compliance with Nasdaq’s diversity requirement. The Board Diversity Matrix below presents the board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of March 18, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	5		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				1

Board Committees

As of the date of this proxy statement, our board of directors has three separately designated standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. On June 16, 2021, our board of directors also established a special committee to investigate and evaluate allegations of impropriety in connection with certain of Dr. Leen Kawas’s research papers while a Ph.D. student at Washington State University.

Each committee has the composition and the responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Johnson and Fluke and Ms. Romano, each of whom is a non-employee member of our board of directors. Our audit committee chairman, Mr. Johnson, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of the Nasdaq Global Select Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market, which is available on our website at https://investors.athira.com/corporate-governance/governance-overview. Our board of directors has determined that each of Messrs. Johnson and Fluke and Ms. Romano is independent for audit committee purposes, as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and have sufficient knowledge in financial and auditing matters to serve on the audit committee. During our fiscal year ended December 31, 2021, our audit committee held six meetings (including regularly scheduled and special meetings).

Our audit committee:

•	selects, retains, compensates, evaluates, oversees and, where appropriate, terminates our independent registered public accounting firm;
•	reviews and approves the scope and plans for the audits and the audit fees and approves all non-audit and tax services to be performed by the independent audit;

•	evaluates the independence and qualification of the independent registered public accounting firm;
•	reviews internal controls and integrity of financial statements;
•	reviews financial information presentation, earnings press releases and guidance;
•	oversees the design, implementation and performance of our internal audit function, if any;
•	sets hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversees compliance with such policies;
•	reviews and monitors compliance with our Investment Policy and approves any amendments or deviations;
•	reviews, approves and monitors related party transactions;
•	develops, approves, reviews and monitors compliance with our Code of Business Conduct and Ethics;
•	adopts and oversees procedures to address complaints regarding accounting, internal accounting controls or auditing matters;
•	reviews and discusses with our management and the independent auditor our compliance with various laws;
•	reviews and discusses with management our independent auditor guidelines and policies to identify, monitor, and address enterprise risks;
•	engages independent legal, accounting and other advisors;
•	provides appropriate funding for compensation to independent registered accounting firm, advisors and related expenses; and
•	reviews the adequacy of the audit committee charter and recommend any proposed changes to our board of directors.

Compensation Committee

The members of our compensation committee are Ms. Kosacz, Mr. Edelman, Mr. Johnson and Mr. Pickering. Ms. Kosacz is the chairwoman of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market. A copy of the charter of our compensation committee is available on our website at https://investors.athira.com/corporate-governance/governance-overview. During our fiscal year ended December 31, 2021, our compensation committee held four meetings (including regularly scheduled and special meetings).

The compensation committee:

•	reviews and approves the corporate goals and objectives applicable to the compensation of our chief executive officer;
•	reviews and approves the compensation and benefits for our executive officers;
•	reviews, approves, and administers employee compensation plans;
•	advises on proposals to stockholders on executive compensation matters;
•	oversees compensation plans and programs;
•	reviews and discusses our compensation policies and practices and the risks related thereto;

•	approves the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;
•	reviews and approves the form and amount of compensation to be paid for service on the board of directors and committees and for service as a chairperson of a committee;
•	oversees regulatory compliance with respect to compensation matters;
•	retains or obtains the advice of compensation consultants; and
•	reviews the adequacy of the compensation committee charter and recommends any proposed changes to our board of directors.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Ms. Kosacz, Mr. Edelman, and Mr. Fluke. Ms. Kosacz is the chairwoman of our nominating and corporate governance committee. Our nominating and corporate governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of the Nasdaq Global Select Market. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.athira.com/corporate-governance/governance-overview. During our fiscal year ended December 31, 2021, our nominating and corporate governance committee held three meetings (including regularly scheduled and special meetings).

The nominating and corporate governance committee:

•	establishes procedures for the submission of candidates for election to our board of directors;
•	conducts a periodic review of our succession planning process for the executive management team;
•	reviews the structure and composition of each committee of our board of directors and makes recommendations for changes to the committees;
•	develops and recommends to the board of directors corporate governance guidelines and annually reviews the corporate governance guidelines and their application;
•	oversees governance practices;
•	oversees our director orientation and continuing education;
•	oversees the evaluation of our board of directors and its committees;
•	administers policies and procedures for various constituencies that are involved with us to communicate with the non-management members of our board of directors; and
•	reviews the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to our board of directors.

Special Committee

The members of our special committee are Mmes. Romano and Kosacz and Mr. Johnson. Ms. Romano is the chairwoman of our special committee. Each is a non-employee member and is independent as that term is defined in the rules of the SEC and the applicable Nasdaq rules. Our board of directors established the special committee on June 16, 2021 to investigate and evaluate allegations of impropriety in connection with certain of Dr. Leen Kawas’s research papers while a Ph.D student at Washington State University. The special committee completed its internal investigations on October 21, 2021, and held 13 meetings during the fiscal year ended December 31, 2021.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board of directors has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board of directors and skills that are complementary to the board of directors, an understanding of our business, an understanding of the responsibilities that are required of a member of the board of directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.  Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, the Bylaws and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under the Bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in the Bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our next year’s annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed above under “Questions and Answers About the Proxy Materials and our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-employee directors, may do so by writing and sending the correspondence to our General Counsel and Corporate Secretary by mail to our principal executive offices at Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011. Our General Counsel and Corporate Secretary, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of our board or our business, for example, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, our General Counsel and Corporate Secretary will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board. These policies and procedures do not apply to communications to non-employee directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (4) holding our securities in a margin account.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the investor section of our website at https://investors.athira.com/corporate-governance/governance-overview. We will post amendments to our code of business conduct and ethics or waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

The following table provides information regarding compensation of our non-employee directors for service as directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Barbara Kosacz(2)	51,229	390,080	441,309
Joseph Edelman(3)	44,000	200,307	244,307
John M. Fluke, Jr.(4)	46,500	200,307	246,807
James A. Johnson(5)	64,976	200,307	265,283
Kelly A. Romano(6)	79,217	—	79,217
Grant Pickering(7)	—	—	—
Michael Panzara, M.D.(8)	—	—	—
Tadataka Yamada, M.D.(9)	49,620	200,307	249,927

(1)

In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during 2021 computed in accordance with Accounting Standards Codification (ASC) Topic 718, rather than the amount paid or realized by the director. For a discussion of valuation assumptions, see the Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on or about March 28, 2022.

(2)

Ms. Kosacz became a member of our board of directors in March 2021. Ms. Kosacz received $51,229 for board and committee service, including $12,000 for service as a member of a special committee of the board of directors. As of December 31, 2021, Ms. Kosacz held stock options to purchase 27,742 shares of our common stock.

(3)	Mr. Edelman became a member of our board of directors in May 2020. As of December 31, 2021, Mr. Edelman held stock options to purchase 41,613 shares of our common stock.
(4)	Mr. Fluke became a member of our board of directors in December 2014. As of December 31, 2021, Mr. Fluke held stock options to purchase 41,613 shares of our common stock.
(5)

Mr. Johnson became a member of our board of directors in August 2020. Mr. Johnson received $64,976 for board and committee service, including $12,000 for service as a member of a special committee of the board of directors. As of December 31, 2021, Mr. Johnson held stock options to purchase 41,613 shares of our common stock.

(6)

Ms. Romano was appointed to our board of directors in December 2020. Ms. Romano received $79,217 for board and committee service, including $24,000 for service as chairwoman of a special committee of the board of directors. As of December 31, 2021, Ms. Romano held stock options to purchase 27,742 shares of our common stock.

(7)	Mr. Pickering was appointed to our board of directors in January 2022. As of December 31, 2021, Mr. Pickering held no outstanding stock options to purchase our common stock.
(8)	Dr. Panzara was appointed to our board of directors in March 2022. As of December 31, 2021, Dr. Panzara held no outstanding stock options to purchase our common stock.
(9)

Dr. Yamada became a member of our board of directors in June 2019, and passed away in August 2021. As of December 31, 2021, Dr. Yamada’s estate held stock options to purchase 67,077 shares of our common stock.

In 2020, our compensation committee retained Radford, a third-party compensation consultant, to provide our board of directors and its compensation committee with an analysis of publicly available market data and assistance in determining compensation to be provided to our non‑employee directors on and after the effective date of the registration statement relating to our initial public offering. Based on the discussions with and assistance from Radford, in September 2020 our board of directors adopted, and our stockholders approved, an Outside Director Compensation Policy providing for certain compensation to our non‑employee directors on and after September 17, 2020. Our board of directors amended the Outside Director Compensation Policy in January 2022 as discussed in the section titled “2021 Director Compensation - Annual Award.”

Cash Compensation

The Outside Director Compensation Policy provides for the following cash compensation program for our non‑employee directors starting on September 17, 2020:

•	$35,000 per year for service as a non‑employee director;
•	$30,000 per year for service as chairperson of the board of directors;
•	$15,000 per year for service as chairperson of the audit committee;

•	$7,500 per year for service as a member of the audit committee;
•	$10,000 per year for service as chairperson of the compensation committee;
•	$5,000 per year for service as a member of the compensation committee;
•	$8,000 per year for service as chairperson of the nominating and corporate governance committee; and
•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non‑employee director who serves as a committee chairperson receives only the cash retainer fee as the chairperson of the committee but not the cash retainer fee as a member of that committee. These fees to our non‑employee directors are paid quarterly in arrears on a prorated basis. Under our Outside Director Compensation Policy, we also reimburse our non‑employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees. The above-listed fees for service as chairperson or members of committees are payable in addition to the non-employee director retainer.

Equity Compensation

IPO Award.  Pursuant to our Outside Director Compensation Policy, each then-serving non-employee director received, on September 17, 2020, an award, or the IPO Award, of stock options to purchase 27,742 shares of our common stock. For each non-employee director other than Mr. Johnson, each IPO Award vests in equal installments as to 1/36th of the shares of our common stock subject to the IPO Award on a monthly basis following the IPO Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. Mr. Johnson’s IPO Award vests in equal installments as to 1/36th of the shares of our common stock subject to the IPO Award on a monthly basis following August 26, 2020, the date Mr. Johnson joined our board of directors, on the same day of the month, subject to his continued service to us through the applicable vesting dates.

Initial Award.  Pursuant to our Outside Director Compensation Policy, each person who first becomes a non‑employee director after September 17, 2020 will receive, on the first trading day on or after the date that the person first becomes a non‑employee director, an initial award (or, the Initial Award) of stock options to purchase 27,742 shares of our common stock.  The Initial Award vests in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non‑employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award.  In January 2022, our board of directors amended the Outside Director Compensation Policy to provide for a pro-rated annual award for directors that had not served continuously since the date of the most recently preceding annual meeting. Pursuant to the amended Outside Director Compensation Policy, each non‑employee director automatically receives, on the first trading day immediately after the date of each annual meeting of our stockholders, an annual award, or the Annual Award, of stock options to purchase 13,871 shares of our common stock. If, as of the date of the annual meeting, such director has not been in continuous service as a non-employee director since the date of the most recently preceding annual meeting, their first annual award will be prorated and equal to the product of 13,871 multiplied by the quotient of (1) the number of whole months of continuous service as a non-employee director completed as of the date of such annual meeting divided by (2) 12, rounded down to the nearest whole share (up to a maximum of 13,871 shares). Each Annual Award vests on the earlier of the one-year anniversary of the grant date, or the day immediately before the day of the next annual meeting of our stockholders that occurs after the grant date of the Annual Award, subject to continued services to us through the applicable vesting date.

Change in Control.  In the event of our change in control, as defined in our 2020 Equity Incentive Plan, each non‑employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non‑employee director through the date of our change in control.

Other Award Terms.  Each IPO Award, Initial Award and Annual Award will be granted under our 2020 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Director Compensation Limits.  Our Outside Director Compensation Policy provides that in any fiscal year, a non‑employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $500,000 (with the value of equity awards based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles for purposes of this limit), with such limit increased to $750,000 for the fiscal year of his or her initial service as a non‑employee director. Equity awards granted or other compensation provided to a non‑employee director while he or she was an employee or consultant (other than a non‑employee director), or granted or provided prior to the effective date of the registration statement relating to our initial public offering, do not count toward this annual limit.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, three Class II directors of the Company will be elected for a three-year term to succeed the same class whose term is then expiring, each to continue until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Joseph Edelman, John M. Fluke, Jr., and Grant Pickering as nominees for election as Class II directors of the Company at the Annual Meeting. We believe that the nominees bring valuable experience and perspective to our board of directors. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Mr. Edelman, Mr. Fluke, and Mr. Pickering have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

We urge you to REJECT Messrs. Kayne and Bickerstaff as director nominees. We believe that our nominees have the right experience, have a deep understanding of Athira and the biotechnology industry, and are more capable than Messrs. Kayne and Bickerstaff to lead Athira forward. We believe that Messrs. Kayne and Bickerstaff would not add additional skills or diversity to our board as their stated skill sets are already well represented among our director candidates.

We urge you to vote for the nominees that our board proposed by using only the enclosed WHITE proxy card. Do not sign or return any proxy card that may be sent to you by Mr. Kayne. If you have already voted using a proxy card sent to you by Mr. Kayne, you can revoke it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of the Company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020 (in thousands):

	Year Ended December 31,
	2021	2020
Audit fees(1)	$611	$1,292
Audit-related fees(2)	225	—
Tax fees(3)	7	20
All other fees(4)	—	—
Total fees	$843	$1,312

(1)

Audit fees include fees incurred associated with the annual audit, the reviews of the Company’s interim financial information, services provided in connection with our initial public offering in 2020, and services provided in connection with our follow-on public offering in 2021.

(2)

Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2020.

(3)	Tax fees consist of fees for professional services, including tax compliance services and tax advisory services.
(4)	All other fees include any fees billed that are not audit fees, audit-related fees or tax fees. There were no such fees incurred in 2021 or 2020.

Auditor Independence

In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may delegate to the chairperson authority to approve in advance permitted services to be performed by the independent auditor or other registered public accounting firms along with any associated fees.

All services related to the fees described in the table above were pre-approved by our audit committee.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL

We received notice from Mr. Kayne of his intention to propose the following resolution for action at the Annual Meeting. This proposal seeks to repeal any provisions or amendments of the Bylaws adopted without stockholder approval after February 18, 2022, and prior to the Annual Meeting without regard to the subject matter of any bylaw provisions or amendment in question.

“RESOLVED, that any provision of the Amended and Restated Bylaws of Athira Pharma, Inc. as of the effectiveness of this resolution that was not included in the Amended and Restated Bylaws of Athira Pharma, Inc. as publicly filed with the Securities and Exchange Commission on or prior to February 18, 2022, be and hereby is repealed.”

The following is the text of the proposed amendment to the Bylaws:

“Notwithstanding anything contained herein to the contrary, any provision of these bylaws that was not included herein and publicly filed with the Securities and Exchange Commission on or prior to February 18, 2022, be and hereby is repealed.”

No provisions or amendments to the Bylaws have been adopted after February 18, 2022 (and Athira has not amended the Bylaws since September 22, 2020). Although our board of directors does not currently expect to adopt any amendments to the Bylaws prior to the Annual Meeting, our board of directors could determine prior to the Annual Meeting that an amendment is necessary and in the best interests of Athira and our stockholders. Our board of directors believes that the automatic repeal of any amendment to the Bylaws, irrespective of its content, that has been duly adopted by our board of directors (whether with or without stockholder approval) could have the effect of repealing one or more properly adopted bylaw amendments that our board of directors determined to be in the best interests of Athira and our stockholders and adopted in furtherance of its fiduciary duties, including in response to future events not yet known to us.

As our board of directors is fully empowered by our governing documents and applicable law to alter, amend or repeal provisions of the Bylaws, and because no amendments to the Bylaws have been adopted, we believe that this proposal serves no purpose other than limiting actions by our board of directors that are otherwise permitted by Athira’s governing documents and Delaware law.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of our board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors, which is available on our website at https://investors.athira.com/corporate-governance/governance-overview. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements.  Our independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of our consolidated financial statements.  It is the responsibility of the audit committee to oversee these activities.  It is not the responsibility of the audit committee to prepare our financial statements.  These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the audit committee’s review and discussions with management and Ernst & Young LLP noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on or about March 28, 2022.

Respectfully submitted by the members of the audit committee of the board of directors:

James A. Johnson (Chair), John M. Fluke, Jr., Kelly A. Romano.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of March 31, 2022. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers
Mark Litton, Ph.D.	54	President, Chief Executive Officer and Director
Rachel Lenington	49	Chief Operating Officer
Glenna Mileson	64	Chief Financial Officer
Hans Moebius, M.D, Ph.D.	66	Chief Medical Officer
Mark Worthington	56	General Counsel and Corporate Secretary
Kevin Church, Ph.D.	37	Executive Vice President, Research

Executive Officers

Dr. Litton’s biography is listed in the section titled “Board of Directors and Corporate Governance – Continuing Directors.”

Rachel Lenington has served as our chief operating officer since October 2021. Prior to that, Ms. Lenington served as our chief technology officer, head of product development strategy, from June 2021 to October 2021. From 2015 to 2020, Ms. Lenington served as senior vice president of program and portfolio management at Seagen Inc., a publicly traded biotechnology company, where she led a team responsible for strategic business operations, program, portfolio, and alliance management, and played an instrumental role in scaling the organization as it transformed into a global, multi-product oncology company. From 2010 to 2015, Ms. Lenington was deputy director, strategy, planning and management at the Bill & Melinda Gates Foundation, where she managed strategy, business operations, and grant budgets for select global health programs. From 2000 to 2010, Ms. Lenington held roles of increasing responsibility at Amgen and at Immunex prior to its 2002 acquisition by Amgen, including director, global program manager. From 1995 to 1996 and from 1996 to 2000, Ms. Lenington was a management consultant first for Accenture and then at Deloitte Consulting, respectively, focused on change management and ERP software implementation at Fortune 100 companies. Ms. Lenington earned an M.B.A. from Pepperdine University in 2005 and a B.A. in business administration degree from the University of Washington in 1995.

Glenna Mileson has served as our chief financial officer since October 2015. Before she served as our chief financial officer, Ms. Mileson provided outsourced financial management services to us as a partner at B2B CFO Partners LLC. While at B2B CFO Partners LLC from May 2008 until July 2020, Ms. Mileson also provided financial management services to a variety of mid-size companies, including to Precision Genome Engineering, Inc. (Pregenen), a biotech company developing gene editing and cell signaling technologies, from 2012 to 2014. Before that, Ms. Mileson held a variety of accounting and finance leadership positions including vice president of finance at POP, a marketing and advertising company, from 2006 to 2008 and chief financial officer/director of finance at DDB Seattle, an advertising firm owned by Omnicom Group Inc., from 1997 to 2006. Ms. Mileson began her career as an auditor and information systems consultant with Laventhol & Horwath, a national public accounting firm, where she earned certification as a certified public accountant. Ms. Mileson earned a B.A. in business administration from the University of Washington in 1980.

Hans Moebius, M.D., Ph.D., has served as our chief medical officer since April 2019. Prior to joining the Company, Dr. Moebius co-founded Exciva GmbH, a company focusing on targeted drug rescue, and served as its chief executive officer and chief medical officer from 2016 to 2019, and again as acting chief medical officer from April 2020 to September 2020. Dr. Moebius also served as scientific advisory board member at Rodin Therapeutics from October 2016 until the company was sold to Alkermes in December 2019. At Rodin Therapeutics, he also served as acting chief medical officer from December 2016 to April 2018. Prior to that, Dr. Moebius served as executive vice president of clinical research at CHASE Pharmaceuticals, until the company was acquired by Allergan in 2016. Dr. Moebius earned his Ph.D. in experimental pharmacology from the University of Heidelberg in 1983 and a B.S. in chemistry from the University of Kaiserslautern, Germany, in 1976. Dr. Moebius completed his medical studies at the Karls University of Heidelberg in 1982 and was board certified in neurology and psychiatry after completion of residencies at the Goethe University Frankfurt/Main from 1986-1991. During his research tenure at the Max-Planck-Institute for Brain Research from 1984-1986, he lectured in neuropathology and neuroscience. Dr. Moebius also holds the European Certificate in Pharmaceutical Medicine (ECPM) from the EUCOR Universities Basel/Switzerland, Freiburg/Germany and Strasbourg/France.

Mark Worthington has served as our general counsel since June 2021, after working with us as outside corporate counsel for several years. Prior to joining the Company, Mr. Worthington served as a partner with Summit Law Group in Seattle, Washington from September 1997 to May 2021, where he practiced corporate and securities law and chaired the corporate/securities practice and served as the co-managing partner. Mr. Worthington has advised private and public life sciences and other companies on a wide range of corporate governance, compliance and transactional matters, including public offerings, mergers and acquisitions, and joint ventures, and worked closely with executive management teams on strategic business and legal matters. Mr. Worthington received his J.D. from University of California, Hastings College of the Law in 1993 and B.A. in American Studies from Stanford University in 1988.

Kevin Church, Ph.D., has served as our executive vice president of research since November 2021. Prior to this, Dr. Church held various roles at the Company, including vice president of discovery from July 2020 to October 2021, director of discovery from July 2018 to July 2020, senior research scientist from February 2018 to July 2018, and research scientist from July 2016 to February 2018. Dr. Church has research experience in diverse fields of study including neurodegenerative diseases, wound healing, and cancer. Dr. Church earned his Ph.D. in molecular biosciences from Washington State University in 2016, and prior to that earned his B.S. in microbiology from the University of Idaho in 2006. While in graduate school, Dr. Church was recognized for excellence in his graduate teaching assistantships. Dr. Church’s graduate work primarily focused on the development of novel therapeutics for the treatment of pancreatic cancer, but also included research relating to the treatment of diabetic ulcers and neurodegenerative diseases such as Parkinson’s disease dementia and Alzheimer’s disease.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation programs are designed to:

•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;
•	provide compensation packages to our executives that are fair and competitive and reward high levels of performance and the achievement of our business objectives; and
•

more closely align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Since our initial public offering and the establishment of our compensation committee, our compensation committee is responsible for making compensation decisions, but may, in its discretion, choose to make compensation recommendations to the full board of directors.

Beginning in June 2020, our board of directors retained Radford, a compensation consulting firm, to provide recommendations based on research and analysis of executive compensation in companies in similar industries at a similar size and stage of corporate development, with the goal of ensuring that the compensation we offer to our executives is competitive and fair. Since our initial public offering and the establishment of our compensation committee, Radford has continued to serve as compensation consultant at the discretion of the compensation committee. Typically, our chief executive officer and chief financial officer will prepare and present recommendations at compensation committee meetings based on the compensation consultant’s recommendations, and a representative from Radford will often be present in the meetings to respond to committee questions. The compensation committee considers the recommendations for cash and stock-based compensation and either recommends to the board or makes the final determinations for the full executive team. With regard to incentive compensation, the compensation committee evaluates the performance of the chief executive officer and either recommends to the board or makes determinations with respect to the achievement of defined goals. The chief executive officer evaluates the performance of other executive team members and their individual contributions towards the achievement of defined goals, then makes recommendations to the committee with respect to incentive compensation. The compensation committee then evaluates the recommendations and either makes determinations or recommendations to the full board of directors.

Executive Compensation

This section discusses the material components of the executive compensation program for our named executive officers who are named in the subsection titled “—2020 – 2021 Summary Compensation Table” below. For 2021, our “named executive officers” and their positions were as follows:

•	Mark Litton, Ph.D., our president and chief executive officer;
•	Rachel Lenington, our chief operating officer;
•	Mark Worthington, our general counsel and corporate secretary; and
•	Leen Kawas, Ph.D., our former president and chief executive officer.

2020 – 2021 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2021 and December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Mark Litton, Ph.D., President and Chief Executive Officer	2021	470,000	—		920,400	1,328,006	256,200	123	(6)	2,974,729
Rachel Lenington, Chief Operating Officer	2021	230,500	—		460,200	1,754,205	110,640	123	(6)	2,555,668
Mark Worthington, General Counsel	2021	229,583	—		460,200	1,747,230	110,200	123	(6)	2,547,336
Leen Kawas, Ph.D., Former President and Chief Executive Officer	2021	445,269	—		—	3,609,052	—	513,833	(5)	4,568,154
	2020	349,372	357,100	(4)	—	642,570	—	—		1,349,042

(1)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of performance RSU awards granted during 2021 reflecting the probable outcome of such performance conditions computed in accordance with ASC Topic 718, rather than the amounts paid or realized by the named executive officer. For a discussion of valuation assumptions, see Note 12 to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2021, filed with the SEC on or about March 28, 2022. The fair value of the performance RSUs at the grant date has been calculated assuming that the highest level of performance conditions will be achieved for each award.

(2)

In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of stock options granted during 2020 and 2021 computed in accordance with ASC Topic 718, rather than the amounts paid or realized by the named executive officer. For a discussion of valuation assumptions, see Note 12 to our financial statements included in each of our Annual Reports on Form 10‑K for the years ended December 31, 2020 and December 31, 2021.

(3)	Represents cash bonuses earned by the named executive officers pursuant to our Executive Incentive Compensation Plan for 2021 performance, paid in 2022.
(4)

Represents (a) a discretionary bonus payment of $357,000 in recognition of Company and individual performance in the year ended December 31, 2020, including the advancement of our product candidates, completion of certain financings and other corporate achievements, and (b) a $100 payment made in consideration of Dr. Kawas’s entry into a non-disclosure and confidentiality agreement with us in 2020.

(5)

Represents severance compensation, including (a) a one-time lump sum payment of $510,000 equal to one year’s salary at the time of Dr. Kawas’ separation, and (b) 18-months’ worth of continuing COBRA coverage which commenced in November 2021 following Dr. Kawas’ separation.

(6)	Represents payments made on the executive’s behalf for basic life insurance and accidental death and dismemberment insurance.

Outstanding Equity Awards at December 31, 2021

The following table shows grants of stock options and restricted stock units to each of our named executive officers outstanding at December 31, 2021.

		Number of Securities Underlying Unexercised Options					Stock Awards (unvested)
Name	Vesting Commencement Date	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Expiration Date	Number of shares or units		Market value of shares or units ($)
Mark Litton, Ph.D.	07/1/2019	—	100,880	(1)	1.35	08/14/2029	—		—
	08/26/2020	11,664	34,993	(1)	17.00	09/16/2030	—		—
	01/8/2021	—	85,000	(1)	21.15	02/17/2031	—		—
	11/3/2021	—	—		—	11/2/2031	60,000	(3)	781,800
Rachel Lenington	06/14/2021	—	150,000	(1)	15.34	11/2/2031	—		—
	11/3/2021	—	—		—	11/2/2031	30,000	(3)	390,900
Mark Worthington	06/1/2021	—	150,000	(1)	15.34	11/2/2031	—		—
	11/3/2021	—	—		—	11/2/2031	30,000	(3)	390,900
Leen Kawas, Ph.D.	01/20/2014	25,220	—		0.16	08/28/2024	—		—
	08/29/2014	50,440	—		0.16	08/28/2024	—		—
	10/24/2015	134,120	—		0.48	10/23/2025	—		—
	12/01/2017	63,050	—		1.31	01/21/2023	—		—
	01/01/2019	21,016	—	(2)	1.49	12/17/2023	—		—
	08/26/2020	52,489	—	(2)	17.00	09/16/2030	—		—

(1)	Stock option vests over four years, with 1/4 vesting on each anniversary of the vesting commencement date, subject to continued service with us through the applicable vesting date.
(2)	In connection with the cessation of Dr. Kawas’s employment and pursuant to the terms of her separation agreement dated October 18, 2021, all of Dr. Kawas’s unvested options terminated on that date.
(3)

The performance RSU awards are earned and become eligible to vest in three equal tranches in accordance with the following schedule: One third (1/3rd) of the number of shares subject to the RSU award shall vest at the completion of the public readout of topline results of the Company’s ACT-AD Phase 2 clinical trial, one third (1/3rd) of the number of shares subject to the RSU award shall vest at the completion of the public readout of topline results of the Company’s LIFT-AD Phase 2/3 clinical trial (the “LIFT-AD Readout”), and the remaining one third (1/3rd) of the number of shares subject to the RSU award shall be scheduled to vest six (6) months after the LIFT-AD Readout, in each case subject to continued service with us through the applicable vesting date. In addition, the vesting of the performance RSUs may be accelerated in the event that, on or within 12 months following a Change in Control (within the meaning of the 2020 Equity Incentive Plan), the award recipient is terminated by the Company without “cause” (as defined in the agreement).

Executive Employment Arrangements

Each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Dr. Mark Litton

In September 2020, we entered into a confirmatory employment letter with Dr. Litton, our president and chief executive officer and former chief operating officer. The confirmatory employment letter has no specific term and provides that Dr. Litton is an at-will employee and supersedes all prior employment agreements between Dr. Litton and us. In connection with Dr. Litton’s appointment as our president and chief executive officer, the board of directors approved an increase to his 2021 base salary to $510,000 effective October 1, 2021. The confirmatory employment letter provides for an annual target cash incentive payment equal to 40% of his annual base salary.

In January 2022, the board, upon recommendation of the compensation committee of the board, approved an increase to Dr. Litton’s annual base salary from $510,000 to $543,400, effective as of January 1, 2022, as well as an increase to Dr. Litton’s target annual bonus amount under the Company’s bonus plan from 40% to 50% of Dr. Litton’s annual base salary. The board also approved the Company’s entry into an Amended and Restated Change in Control and Severance Agreement with Dr. Litton. A summary of this amended agreement is set forth below in the section titled ‘Change in Control and Severance Agreements’.

Rachel Lenington

In May 2021, we entered into an offer letter with Ms. Lenington, our chief operating officer and former chief technology officer and head of product development strategy. The offer letter has no specific term and provides that Ms. Lenington is an at-will employee. The offer letter provides for an annual base salary of $410,000 and, for the 2021 fiscal year, an annual target cash incentive payment equal to 40% of her annual base salary. In connection with Ms. Lenington’s appointment as our chief operating officer, the board of directors approved an increase to her 2021 base salary to $430,000 effective October 1, 2021.

Mark Worthington

In May 2021, we entered into an offer letter with Mr. Worthington, our general counsel and corporate secretary. The offer letter has no specific term and provides that Mr. Worthington is an at-will employee. The offer letter provides for an annual base salary of $385,000 and, for the 2021 fiscal year, an annual target cash incentive payment equal to 40% of his annual base salary.

In October 2021, the board approved an increase to Mr. Worthington’s annual base salary from $385,000 to $405,000, effective as of October 1, 2021.

Dr. Leen Kawas

In September 2020, we entered into a confirmatory employment letter with Dr. Kawas, our former president and chief executive officer. The confirmatory employment letter provided for an annual base salary of $510,000 effective upon our initial public offering and, for the 2020 fiscal year, an annual target cash incentive payment equal to 50% of her annual base salary.

In October 2021, we entered into a separation agreement with Dr. Kawas, pursuant to which Dr. Kawas (1) received a lump sum equivalent to one year of her base salary, for a total of $510,000, less applicable withholdings; and (2) is eligible for reimbursement of continued health coverage for herself and her dependents under COBRA for a period of up to 18 months, unless her and her dependents become covered under similar plans or are no longer eligible for continuation coverage under COBRA. Dr. Kawas’s receipt of the foregoing severance benefits is subject to her continued compliance with the terms of her confirmatory employment letter, confidential information, invention assignment, and arbitration agreement and separation agreement, which agreement includes a release of claims and certain customary confidentiality, non-solicitation, non-competition and non-disparagement provisions. In addition, under the separation agreement, Dr. Kawas retained previously granted options, vested as of the effective date of the Separation Agreement, for 363,535 shares of the Company’s common stock.

2021 Performance RSU Awards

In November 2021, the compensation committee approved grants of performance-based RSU awards under the Company’s 2020 Equity Incentive Plan to Dr. Litton, Ms. Lenington and Mr. Worthington to provide additional performance incentives aligned with key strategic goals.  The number and vesting terms of the performance-based RSU awards are set forth in the table entitled “Outstanding Equity Awards at December 31, 2021.”  The performance RSU agreements provide for 100% vesting acceleration in the event that, on or within 12 months following a Change in Control (within the meaning of the 2020 Equity Incentive Plan), the award recipient is terminated by the Company without “cause” (as defined in the agreement).

Change in Control and Severance Agreements

In June 2021, we entered into change in control and severance agreements with Ms. Lenington and Mr. Worthington, and in January 2022 we entered into an amended change in control and severance agreement with Dr. Litton, which agreements provide for certain severance and change in control benefits as described below.

If the employment of a named executive officer with whom we have entered into a change in control and severance agreement is terminated outside the period beginning one month prior to the date of a change in control and ending 12 months following that change in control (the Change in Control Period) either (1) by the Company without “cause” (excluding by reason of death or disability) or (2) by the named executive officer for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement), the named executive officer will receive the following benefits if such named executive officer timely signs and does not revoke a release of claims in our favor:

•

a lump-sum payment equal to 9 months (or 12 months in the case of Dr. Litton) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction); and

•

payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for the named executive officer and his or her eligible dependents, if any, for up to 9 months (or up to 12 months for Dr. Litton).

•

In the case of Dr. Litton, 25% accelerated vesting and exercisability of the shares subject to the stock option award granted to Dr. Litton on August 15, 2019, that are outstanding and unvested as of the date of such termination.

If, during the Change in Control Period, the employment of a named executive officer with whom we have entered into a change in control and severance agreement is terminated either (1) by the Company without cause (excluding by reason of death or disability) or (2) by the named executive officer for good reason, the named executive officer will receive the following benefits if the named executive officer timely signs and does not revoke a separation agreement and release of claims in our favor:

•

a lump-sum payment equal to 12 months (or 18 months in the case of Dr. Litton) of the named executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control;

•

a lump-sum payment equal to 100% (or 150% in the case of Dr. Litton) of the named executive officer’s target annual bonus as in effect for the fiscal year in which such termination occurs or if greater, at the level in effect, immediately prior to the change in control;

•	payment of premiums for coverage under COBRA for the named executive officer and the named executive officer’s eligible dependents, if any, for up to 12 months (or up to 18 months for Dr. Litton); and
•

100% accelerated vesting and exercisability of all Company equity awards with service-based vesting (but that are not subject to performance-based vesting) that are outstanding and unvested as of the date of the qualifying termination.

In addition, the change in control and severance agreement with Dr. Litton provides for 100% accelerated vesting and exercisability of Company equity awards granted under our 2014 Equity Incentive Plan and held by Dr. Litton to the extent such awards are not assumed or substituted for by the successor corporation in a change in control.

If any of the amounts provided for under these change in control and severance agreements or otherwise payable to Dr. Litton, Ms. Lenington or Mr. Worthington would constitute “parachute payments”

within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The change in control and severance agreements do not require us to provide any tax gross-up payments.

Under the change in control and severance agreement, ”cause” generally means the named executive officer’s: indictment or conviction of any felony or any crime involving dishonesty or moral turpitude; participation in any fraud against us or other dishonesty which is not the result of an innocent or inadvertent mistake by the named executive officer with respect to us; willful violation of his or her obligations to us after there has been delivered to the named executive officer a written demand for performance from the board of directors; continued violation or breach of any material written Company policy, agreement with the us, or any statutory or fiduciary duty to us after we have delivered to the named executive officer a written notification of such violation or breach; or damaging or misappropriating or attempting to damage or misappropriate any of our property, including intellectual property.

Under the change in control and severance agreement, “good reason” generally means that the named executive officer resigns from the Company within 30 days following the end of our cure period (discussed below) as a result of any of the following that occurs without his or her consent: a material reduction in the named executive officer’s duties or responsibilities that is inconsistent with his or her position, provided that a mere change of title alone will not constitute such a material reduction; the requirement that the named executive officer change his or her principal office to a facility that increases his or her commute by more than 40 miles from his or her commute to the location at which the named executive officer was employed prior to such change; or a material reduction in base salary or a material reduction in his or her employee benefits (other than (1) in connection with a general decrease in salary (or employee benefits, as applicable) of all similarly situated employees, and (2) following our change in control, to the extent necessary to make his or her salary (or employee benefits, as applicable) commensurate with those of our other employees or our successor entity or parent entity who are similarly situated with him or her).  For a resignation to qualify as “good reason,” the named executive officer also must provide written notice within 90 days following the initial existence of the good reason condition, and we must have failed to materially remedy such event within 30 days after receipt of such notice.

Executive Incentive Compensation Plan

In August 2020, our board of directors adopted our Executive Incentive Compensation Plan. Our Executive Incentive Compensation Plan is administered by our board of directors or a committee appointed by our board of directors. Unless and until our board of directors determines otherwise, our compensation committee will administer our Executive Incentive Compensation Plan. Our Executive Incentive Compensation Plan allows us to grant incentive awards, generally payable in cash, to employees selected by the administrator, including our named executive officers, based upon any performance goals that may be established by the administrator.

Under our Executive Incentive Compensation Plan, the administrator will determine any performance goals applicable to an award, which goals may include, without limitation, attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers; operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital;

return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or portion of a target award will not have a performance goal associated with it but instead will be granted, if at all, as determined by the administrator.

The administrator of our Executive Incentive Compensation Plan, in its sole discretion and at any time, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to any bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and the administrator is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, a participant must be employed with us through the date the actual award is paid. The administrator of our Executive Incentive Compensation Plan reserves the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as determined by the administrator. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Executive Incentive Compensation Plan.

Awards under our Executive Incentive Compensation Plan are subject to any clawback policy of ours, which we may be required to adopt from time to time to comply with applicable laws. The administrator also may impose such other clawback, recovery or recoupment provisions with respect an award under our Executive Incentive Compensation Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s employment for cause.  Certain participants may be required to reimburse us for certain amounts paid under an award under our Executive Incentive Compensation Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.

The administrator of our Executive Incentive Compensation Plan has the authority to amend, alter, suspend or terminate our Executive Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards. Our Executive Incentive Compensation Plan will remain in effect until terminated in accordance with its terms.

In establishing the annual bonus program for fiscal 2021 under the Executive Incentive Plan, the administrator determined that actual awards would be based upon achievement of corporate goals (the “Corporate Goals”) and/or individual performance criteria during the plan year.  The actual award for Dr. Litton was determined solely by achievement of Corporate Goals. The actual awards for Mr. Worthington and Ms. Lenington were determined 75% by achievement of Corporate Goals and 25% by individual performance goals.

The Corporate Goals related to enrollment in two specified clinical trials (weighted 30% each), initiating first patient dosing in a specified clinical trial (weighted 20%), achieving certain financing goals (weighted 10%) and submitting an IND for a specified type of asset (weighted 10%).

Under the Company’s executive bonus plan, payments are made based on our performance with respect to each of the Corporate Goals and individual performance measures to the extent to which each objective was achieved for the year, subject to discretion reserved to the administrator and continued employment of the participant through the date of payment.  In January 2022, our compensation committee determined that each of the 2021 Corporate Goals and Mr. Worthington’s and Ms. Lenington’s individual performance goals had been achieved. The annual bonuses awarded to our named executive officers for 2021 are set forth in the “2020-2021 Summary Compensation Table” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2022 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

The percentage of beneficial ownership shown in the table is based upon 37,624,058 shares of common stock outstanding as of March 31, 2022.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise or conversion of stock options or warrants or convertible notes that are either immediately exercisable or convertible or exercisable or convertible on or before the 60th day after March 31, 2022. Certain of the options granted to our executive officers may be exercised prior to the vesting of the underlying shares. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011.

	Shares Beneficially Owned
	Number of Shares	Percentage (%)
5% and Greater Stockholders:
Perceptive Life Sciences Master Fund Ltd.(1)	3,425,916	9.1
Entities affiliated with BlackRock, Inc.(2)	2,455,684	6.5
Entities affiliated with Franklin Resources, Inc.(3)	2,080,050	5.5
Entities affiliated with RTW Investments, LP(4)	1,906,557	5.1
Executive Officers and Directors:
Mark Litton(5)	201,694	*
Leen Kawas(6)	1,748,532	4.6
Rachel Lenington(7)	15,000	*
Hans Moebius(8)	100,509	*
Glenna Mileson(9)	153,403	*
Mark Worthington(10)	20,815	*
Kevin Church(11)	87,854	*
Joseph Edelman(12)	3,455,199	9.2
John M. Fluke, Jr.(13)	177,898	*
James A. Johnson(14)	30,053	*
Barbara Kosacz(15)	10,788	*
Kelly A. Romano(16)	21,415	*
Grant Pickering(17)	3,864	*
Michael Panzara(18)	1,541	*
All current directors and executive officers as a group (13 persons)(19)	4,280,033	11.3

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Based on the Schedule 13D filed with the SEC on February 8, 2021. Consists of 3,425,916 shares held of record by Perceptive Life Sciences Master Fund Ltd. (“Perceptive”). The business address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive Advisors LLC serves as the investment manager of Perceptive. Joseph Edelman is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive.

(2)

Based on the most recently available Schedule 13G filed with the SEC on February 4, 2022. Consists of 2,455,684 shares held of record in aggregate by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. Accordingly BlackRock, Inc. may be deemed to be the beneficial owner of such securities. The address and principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Based on the most recently available Schedule 13G filed with the SEC on February 3, 2022. Consists of 2,080,050 shares held of record in aggregate by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisors, Inc. Accordingly, Franklin Resources, Inc. may be deemed to be the beneficial owner of such securities. Franklin Advisors, Inc. has the power to direct the vote and disposition of the securities held by Franklin Resources, Inc. The address and principal office of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(4)

Based on the most recently available Schedule 13G/A filed with the SEC on February 14, 2022. Consists of 1,906,557 shares held of record by RTW Master Fund, LP. Accordingly, RTW Investments, LP may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D. has the power to direct the vote and disposition of the securities held by RTW Investments, LP. Dr. Wong is the managing member of RTW Investments, LP. The address and principal office of RTW Investments, LP and Dr. Wong is 40 10th Avenue, Floor 7, New York, NY 10014.

(5)

Consists of 115,758 shares held of record by Dr. Litton, 6,563 shares held by Irrevocable Trust of OSL, 6,563 shares held by Irrevocable Trust of SWL, and 6,563 shares held by Irrevocable Trust of WGL, each irrevocable trust is for the benefit of Dr. Litton’s children, and options to purchase 66,247 shares that are exercisable within 60 days of March 31, 2022.

(6)

Consists of (a) 264,810 shares held of record by Hamden Family GST Trust and 1,117,246 shares held of record by Dr. Kawas, each as reported on Schedule 13G filed with the SEC on February 16, 2021, (b) 2,941 shares held of record by Dr. Kawas received pursuant to the Athira Pharma, Inc. 2020 Employee Stock Purchase Plan, and (c) options to purchase 363,535 shares that were vested and exercisable as of the close of business on October 18, 2021, the date that Dr. Kawas’ employment with the Company as our chief executive officer ended. Dr. Kawas ceased to be an executive officer and director of the Company on October 18, 2021, and we have limited information about her transactions in our securities following that date. We are aware that Dr. Kawas exercised 235,386 of these vested and outstanding options following the date of her termination.

(7)	Consists of options held by Ms. Lenington to purchase 15,000 shares that are exercisable within 60 days of March 31, 2022.
(8)	Consists of 31,256 shares held by Dr. Moebius and options to purchase 69,253 shares that are exercisable within 60 days of March 31, 2022.
(9)	Consists of 97,060 shares held by Ms. Mileson and options to purchase 56,343 shares that are exercisable within 60 days of March 31, 2022.
(10)	Consists of 8,315 shares held by Mr. Worthington and options to purchase 12,500 shares that are exercisable within 60 days of March 31, 2022.
(11)	Consists of 47,566 shares held by Dr. Church and options to purchase 40,288 shares that are exercisable within 60 days of March 31, 2022.
(12)	Consists of the shares referenced in footnote (1) above and options to purchase 29,283 shares that are exercisable within 60 days of March 31, 2022.
(13)

Consists of 3,731 shares held of record by Fluke Capital Management, L.P., 144,884 shares held by Mr. Fluke, and options to purchase 29,283 shares that are exercisable within 60 days of March 31, 2022.

(14)	Consists of options held by Mr. Johnson to purchase 30,053 shares that are exercisable within 60 days of March 31, 2022.
(15)	Consists of options held by Ms. Kosacz to purchase 10,788 shares that are exercisable within 60 days of March 31, 2022.
(16)	Consists of 8,315 shares held by Ms. Romano and options to purchase 13,100 shares that are exercisable within 60 days of March 31, 2022.
(17)	Consists of 783 shares held by Mr. Pickering and options to purchase 3,082 shares that are exercisable within 60 days of March 31, 2022
(18)	Consists of options held by Dr. Panzara to purchase 1,541 shares that are exercisable within 60 days of March 31, 2022.
(19)

Consists of 3,903,272 shares held by our current directors and executive officers as a group and options to purchase 375,220 shares that are exercisable within 60 days of March 31, 2022. Dr. Kawas’s beneficial ownership is not included in these totals because she is not a current executive officer.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2021. All outstanding awards relate to our common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	687,946		$1.00		—
2020 Equity Incentive Plan	1,944,450	(1)	$17.87	(2)	4,442,315
2020 Employee Stock Purchase Plan	—		—		621,211
Total	2,632,396				5,063,526

(1)	Includes both 1,582,950 outstanding options and 361,500 outstanding, unvested performance restricted stock units.
(2)

Represents the outstanding options’ weighted-average exercise price and does not take into account the shares issuable upon vesting of outstanding performance restricted stock units, which do not have an exercise price.

(3)

Our 2020 Equity Incentive Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (1) 3,230,000 shares; (2) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year; and (3) such lesser number of shares determined by the board of directors. Our 2020 Employee Stock Purchase Plan includes provisions providing for an annual increase in the number of securities available for future issuance on the first day of each fiscal year, equal to the least of: (1) 1% of the outstanding shares of common stock on the first day of such fiscal year; (2) 646,000 shares; and (3) such lesser number of shares determined by the board of directors.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.”

Related-Person Transactions Policy

We have a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related-person transaction with us without the prior approval or, in the case of pending or ongoing related-person transactions, ratification of our audit committee. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related-person had, has or will have a direct or indirect material interest.

Certain transactions with related persons, however, are exempted from pre-approval including, but not limited to:

•	compensation of our executive officers and directors that is otherwise disclosed in our public filings with the SEC;
•	compensation, benefits and other transactions available to all of our employees generally;
•	transactions where a related-person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;
•	transactions where a related-person’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and
•	transactions where a related-person’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit committee may participate in any review, consideration or approval of any related-person transaction where such member or any of his or her immediate family members is the related-person. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to:

•	the benefits and perceived benefits to us;
•	the materiality and character of the related-person’s direct and indirect interest;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties under the same or similar circumstances.

Sales of Securities

Except as described below, the sale and issuance of our securities to related persons since January 1, 2020 are described under the sections of this proxy statement titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.” For a description of beneficial ownership see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

The following table sets forth a summary of the sale and issuance of our securities to related persons since January 1, 2020, other than compensation arrangements which are described under the sections of this proxy statement titled “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.” For a description of beneficial ownership see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.”

	Shares of Series B Convertible Preferred Stock		Principal Amount of Convertible Notes ($)		Shares of Series B-1 Convertible Preferred Stock Issued on Conversion of Convertible Notes		Shares of Common Stock Underlying Warrants
5% stockholders:
Perceptive Life Sciences Master Fund Ltd.	1,644,785						411,196	(1)
Entities affiliated with RTW Investments, LP	1,535,131	(2)					383,782	(3)
Entities affiliated with Franklin Templeton Investments	767,566	(4)					191,890	(5)
Viking Global Opportunities Illiquid Investments Sub-Master LP	1,096,523						274,130	(1)
Executive officers and directors:
Joseph Edelman(6)	1,644,785						411,196	(1)
Mark Litton, Ph.D.			250,000	(7)	32,815	(8)
John M. Fluke, Jr.(9)			50,000		6,731

(1)	This warrant was fully exercised prior to August 26, 2020.
(2)	Consists of an aggregate of 1,535,131 shares of our Series B convertible preferred stock issued to RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.
(3)

Consists of warrants to purchase an aggregate of 383,782 shares of our common stock issued to RTW Innovation Master Fund, Ltd., RTW Master Fund, Ltd., and RTW Venture Fund Limited. Each of these warrants was fully exercised prior to August 26, 2020.

(4)

Consists of 326,344 shares of our Series B convertible preferred stock issued to Franklin Strategic Series – Franklin Biotechnology Discovery Fund and 441,222 shares of our Series B convertible preferred stock issued to Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund.

(5)

Consists of warrants to purchase 81,585 shares of our common stock held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund and warrants to purchase 110,305 shares of our common stock held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund. In connection with the closing of our initial public offering on September 22, 2020, these warrants were automatically net exercised into an aggregate of 190,994 shares of our common stock.

(6)

Consists of 1,644,785 shares of our Series B convertible preferred stock and warrants to purchase 411,196 shares of our common stock issued to Perceptive Life Sciences Master Fund, Ltd, which warrants were fully exercised prior to August 26, 2020. Joseph Edelman is the managing member of Perceptive Advisors LLC, the investment manager of Perceptive Life Sciences Master Fund Ltd., and may be deemed to beneficially own such securities.

(7)

Consists of $100,000 in aggregate principal amount of convertible notes issued jointly to Dr. Litton and Alicia Litton, his wife, and $150,000 in aggregate principal amount of convertible notes issued to the Irrevocable Trust of OSL, the Irrevocable Trust of SWL, and the Irrevocable Trust of WGL, each of which are trusts held for the benefit of Dr. Litton’s children.

(8)

Consists of 13,126 shares of our Series B-1 convertible preferred stock issued jointly to Dr. Litton and Alicia Litton, his wife, and an aggregate 19,689 shares of our Series B-1 convertible preferred stock issued to the Irrevocable Trust of OSL, the Irrevocable Trust of SWL, and the Irrevocable Trust of WGL, each of which are trusts held for the benefit of Dr. Litton’s children.

(9)	Consists of convertible notes and shares of our Series B‑1 convertible preferred stock issued to Fluke Capital Management, L.P., of which John M. Fluke, Jr. has a beneficial ownership interest.

Convertible Notes

From January 2019 to January 2020, we issued and sold $2.6 million in aggregate principal amount of our convertible notes. The notes accrue interest at a rate of 5% per year. Dr. Litton, our president and chief executive officer, and Alicia Litton, his wife, purchased $100,000 in aggregate principal amount of the notes. In addition, notes in an aggregate principal amount of $150,000 were purchased by the Irrevocable Trust of OSL, the Irrevocable Trust of WGL, and the Irrevocable Trust of SWL, each of which are trusts held for the benefit of Dr. Litton’s children. Fluke Capital Management, L.P., of which John M. Fluke, Jr., a member of our board of directors, has a beneficial ownership interest, also purchased notes in an aggregate principal amount of $50,000. All outstanding notes to purchase our common stock converted into shares of our Series B-1 convertible preferred stock at a conversion price of $7.752 per share in connection with our Series B financing in May 2020. The Series B financing is described below.

Series B Financing

From May 2020 to June 2020, we issued and sold to investors an aggregate of 9,372,765 shares of Series B convertible preferred stock at $9.12 per share for aggregate proceeds of $85.5 million, an aggregate of 512,858 shares of Series B-1 convertible preferred stock at a conversion price of $7.752 per share upon conversion of outstanding convertible notes, and warrants to purchase 2,343,168 shares of our common stock at an exercise price of $0.08 per share. Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP, Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, were each significant stockholders of the company during the company’s 2020 and 2021 fiscal years ended December 31, 2021 and participated in the Series B financing. Viking Global Opportunities Illiquid Investments Sub-Master LP is no longer a significant stockholder of the company. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Initial Public Offering

In September and October 2020, we issued and sold 13,397,712 shares of our common stock (including 1,397,712 shares sold pursuant to the underwriters’ partial exercise of their option to purchase additional shares) in our initial public offering at $17.00 per share for aggregate gross proceeds of $227.8 million. Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP, Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, were each significant stockholders of the company and invested in the initial public offering purchasing 1,058,824, 750,000, 750,000, and 411,764 shares of our common stock, respectively. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Follow-on Public Offering

In January and February 2021, we issued and sold 4,600,000 shares (including 600,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) of our common stock at a public offering price of $22.50 per share for aggregate gross proceeds of approximately $103.5 million. Perceptive Life Sciences Master Fund Ltd. invested in the follow-on public offering, purchasing 311,111 shares of our common stock. Perceptive Advisors LLC serves as the investment manager of Perceptive Life Sciences Master Fund Ltd. Joseph Edelman, a member of our board of directors, is the managing member of Perceptive Advisors LLC and he may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund Ltd.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain of our stockholders, including Dr. Kawas, our former chief executive officer, Dr. Litton, our president and chief executive officer, and Fluke Capital Management, L.P., of which John M. Fluke, Jr., a member of our board of directors, has a beneficial ownership interest. In addition, Perceptive Life Sciences Master Fund Ltd., entities affiliated with RTW Investments, LP, Viking Global Opportunities Illiquid Investments Sub-Master LP, and entities affiliated with Franklin Templeton Investments, are each parties to the agreement.  As of the date of this proxy statement, the holders of approximately 3,718,293 shares of our common stock, or their transferees, are entitled to rights with respect to the registration of their outstanding shares. In addition, pursuant to the terms of the investors’ rights agreement, such holders are also entitled to registration rights with respect to shares acquired after the date of this proxy statement.

Voting Agreement

Prior to our initial public offering, the election of the members of the board of directors was governed by a voting agreement with certain of our stockholders, including Dr. Kawas, our former chief executive officer, and Perceptive Life Sciences Master Fund Ltd.  The parties to the voting agreement agreed, subject to certain conditions, to vote their shares to elect as directors as follows:

•	one nominee designated by Perceptive Life Sciences Master Fund Ltd.;
•	four nominees, one of which must be our chief executive officer, designated by a majority vote of our common stock;
•	one nominee not otherwise an affiliate of the company designated by Perceptive Life Sciences Master Fund Ltd.; and
•	one nominee not otherwise an affiliate of the company or of any investor, who is mutually acceptable to the other members of the board of directors.

Upon the consummation of our initial public offering, the obligations of the parties to the voting agreement to vote their shares to elect these nominees terminated, and, following such termination, none of our stockholders have any special rights regarding the nomination, election or designation of members of the board of directors.  The certificate of incorporation in effect at the time of our initial public offering contained provisions that corresponded to the voting agreement; however, the certificate of incorporation that became effective immediately prior to the closing of our initial public offering does not include such provisions.

Other Transactions

In April 2016, we issued a promissory note to Dr. Kawas in the aggregate principal amount of $60,000. This note was repaid in full in 2020 prior to the public filing of the registration statement relating to our initial public offering.

We have entered into offer letters with our executive officers and change in control and severance agreements with certain of our executive officers.  For a description of these agreements, see the section of this proxy statement titled “Executive Compensation – Executive Employment Arrangements.”

We have granted stock options and performance restricted stock units and issued common stock to our executive officers and to certain of our non-executive directors.  For a description of these grants and issuances, see the sections of this proxy statement titled “Board of Directors and Corporate Governance – Director Compensation” and “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.  These agreements provide for the indemnification of our directors, officers and some employees for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of us or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of the board, the board’s nominees, and certain executive officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Annex A to this proxy statement.

OTHER MATTERS

Availability of Bylaws

A copy of the Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16 Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC by the reporting persons, and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2021, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

2021 Annual Report

Our financial statements for our fiscal year ended December 31, 2021, are included in our Annual Report on Form 10-K, filed with the SEC on or about March 28, 2022, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.athira.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Athira Pharma, Inc., 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

THE BOARD OF DIRECTORS

Bothell, Washington

April 5, 2022

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, members of our board and certain officers or other employees of our Company may be deemed to be “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who may be deemed “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of our directors (including our three Class II directors who are each a nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the Directors is carried on. The principal occupations or employment of the directors are set forth under the title “Proposal No. 1, Election of Class II Directors” in this Proxy Statement.

Name	Business Name and Address
Kelly Romano	c/o Athira Pharma, Inc. 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011
Mark Litton, Ph.D.	Athira Pharma, Inc. 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011
Joseph Edelman	Perceptive Advisors LLC, 51 Astor Place, 10th Floor, New York, New York 10003
John Fluke, Jr.	Fluke Capital Management, L.P., 520 Kirkland Way #300, Kirkland, Washington 98033
James Johnson	c/o Athira Pharma, Inc. 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011
Barbara Kosacz	Kronos Bio, Inc., 1300 So. El Camino Real, Suite 400, San Mateo, California 94402
Michael Panzara, M.D.	Wave Life Sciences Ltd., 733 Concord Avenue, Cambridge, Massachusetts
Grant Pickering	Vaxcyte, Inc., 825 Industrial Road, Suite 300, San Carlos, California 94070

Certain Officers and Other Employees

The following table sets forth the names and principal occupation of the Company’s officers or other employees who may be deemed to be “participants.” The principal business address of each such person is Athira Pharma, Inc. 18706 North Creek Parkway, Suite 104, Bothell, Washington 98011.

Name	Principal Occupation
Rachel Lenington	Chief Operating Officer
Glenna Mileson	Chief Financial Officer

Information Regarding Ownership of our Company’s Securities by the Participants

Except as described in this Annex A, or as otherwise indicated in the “Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement, none of the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” beneficially owns any of our securities of record. The number of shares of our common stock held by the persons listed above under the titles “Directors and Nominees” and “Certain Officers and Other Employees” as of March 31, 2022, is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

Information Regarding Transactions in our Company’s Securities by the Participants

The following table sets forth purchases and sales of our Company’s securities since the closing of the Company’s initial public offering on September 22, 2020, by the persons listed above under the titles “Directors and Nominees” and “Certain Officers and Other Employees.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold September 22, 2020, through March 31, 2022

Name	Date	Purchase/(Sale) of Common Stock (number of shares)	Notes
Mark Litton	5/18/21	867	(3)
	8/17/21	50,440	(2)
	11/18/21	885	(3)
Rachel Lenington	—	—	—
Glenna Mileson	5/18/21	1,554	(3)
	6/10/21	6,305	(2)
	11/18/21	931	(3)
	1/4/22	6,305	(2)
Kelly Romano	12/22/20	315	(1)
	3/31/22	8,000	(1)
Joseph Edelman	9/22/20	1,058,824	(1)
	1/25/21	311,111	(1)
John Fluke, Jr.	2/3/21	25,220	(2)
	2/3/21	3,783	(2)
	6/15/21	(3,000)	(4)
	6/15/21	1,000	(5)
James Johnson	—	—	—
Barbara Kosacz	—	—	—
Michael Panzara, M.D.	—	—	—
Grant Pickering	6/18/21	300	(1)
	10/22/21	482	(1)

(1) Open market purchase

(2) Stock option - exercise and hold

(3) Purchase of ESPP shares

(4) Pro rata distribution to holder of record’s partners

(5) Pro rata distribution from holder of record

Miscellaneous Information Concerning Participants

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Certain Officers and Other Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in this Annex A or otherwise disclosed in this proxy statement, no such person or any of his or her associates is either a party to any transaction or series of similar transactions in the last fiscal year, or any currently proposed transaction or series of similar transactions (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000 and (3) in which such person or associate had or will have a direct or indirect material interest. None of the participants have been convicted in a criminal proceeding during the past 10 years.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no person listed above under “Directors and Nominees” and “Certain Officers and Other Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (1) any future employment with the Company or its affiliates, or (2) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or otherwise disclosed in this proxy statement, there are no contracts, arrangements or understandings by any of the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” within the past year with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or otherwise disclosed in this proxy statement, no persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any such interests).

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. TO VOTE BY MAIL PLEASE DETCH PROXY CARD HERE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ATHIRA PHARMA. INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - MAY 19,2022 The undersigned hereby appoints each of Glenna Mileson, Rachel Lenington and Mark Worthington, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Athira Pharma, Inc. ("Athira") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. PDT on May 19, 2022, at the Offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 701 Fifth Avenue. Suite 5100, Seattle, Washington 98104 and at any adjournment, postponement or other delay thereof (the "Annual Meeting"). WHITE PROXY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED R HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO THE PROXIES TO VOTE, TO THE EXTENT PERMITTED BY RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting. Continued and to be signed and dated on raverse side

ATHIRA PHARMA, INC. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Athira Pharma, Inc. Common Stock for the upcoming Annual Meeting of Stockholders. 1. Vole by Telephone - Gall toll-free from the U.S. or Canada at (855) 260-7729, on a touch-tone telephone. If outside the U.S. or Canada, call +1 575 215-3325. Please fallow the simple instructions provided. You will be required to provide the unique control number printed below. OR 2. Vole by Internet - Please access https://www.proxyvotenow.com/atha, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provided the unique control number printed below. CONTROL NUMBER: You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or internet vote authorizes the named proxies to vote yours shares in the same manner as if you had executed a proxy card. or 3. Vote by mail – if you do not have access to a touch-tone telephone or to the internet, please sign, date and return the proxy card in the postage-paid envelope provided, or mail to: athira pharma, inc., c/o 200 business park circle, suite 112, saint Augustine, FL 32095 to vote by mail please detach proxy card here and return in the postage paid envelope provided please mark vote as in this own pie the board of directors recommends that you vote for all nominees for director, for proposal 2 and against proposal 3. 1 election of three class II directors, each for a for three year term 2 ratification of the appointment of Ernst & young LLP as athira’s independent registered public accounting firm for its fiscal year ending December 31, 2022. for against abstain 3 a stockholder proposal relating to amendments to athira’s bylaws. For against abstain nominees: 01 joseph Edelman for all withhold all for all except 2 john m. fluke, jr. 3 grant pickering instruction: to withhold authority to vote for any individual nominees(s) mark “for all except” and write the nember(s) of the nominees(s) on the line below: date: , 2022 signature if jointly held signature if jointly held title(s) please sign exactly as your name(s) appear(s) hereon. when signing as attorney, executor, administrator, or other fiduciary, please give full title as such. joint owners should each sign personally. all holders must sign. if a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.